Exhibit 10.1

$54,500,000

C&D Technologies, Inc.

5.50% Convertible Senior Notes due 2026

PURCHASE AGREEMENT

November 15, 2006

To the Purchasers Executing

A Counterpart hereto

Dear Sirs:

1.         Introductory. C&D Technologies, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several purchasers named in Schedule A hereto (the “Purchasers”) U.S. $54,500,000 principal amount of its 5.50% Convertible Senior Notes due 2026 (the “Offered Securities”) which are convertible into shares of common stock, $0.01 par value, of the Company (the “Underlying Shares” and, together with the Offered Securities, the “Securities”) to be issued under an indenture substantially in the form of Exhibit A attached hereto to be dated as of November 21, 2006 (the “Indenture”), between the Company and The Bank of New York, as Trustee, on a private placement basis pursuant to an exemption under Section 4(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), and hereby agrees with the several Purchasers as follows:

The Offered Securities will be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock ”) in accordance with the terms of, and subject to the limitations set forth in, the Offered Securities and the Indenture, at the initial conversion rate specified in Schedule B hereto.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement substantially in the form of Exhibit B attached hereto to be dated as of November 21, 2006 among the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities and the Underlying Shares under the Securities Act. This Agreement, the Indenture, the Registration Rights Agreement and the Offered Securities are hereinafter referred to as the “Transaction Documents.” Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture

2.            Representations and Warranties of the Company. Except as set forth in the disclosure schedule dated as of the date of this Agreement and executed and delivered by the Company to the Purchasers concurrently with or prior to the execution and delivery by the

Company of this Agreement (the “Disclosure Schedule”) or as set forth in the Exchange Act Reports (as hereinafter defined), the Company represents and warrants to, and agrees with, the several Purchasers as set forth in this Section 2. Each disclosure set forth in the Disclosure Schedule, and any other information included in the Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual subsection of this Agreement and shall be deemed to be disclosed solely for purposes of, and shall qualify and be treated as an exception to, such subsection, except to the extent that disclosure in one subsection of the Disclosure Schedule is specifically referred to in another subsection of the Disclosure Schedule by appropriate cross-reference. Except with respect to matters as to which there is a specific reference to the Disclosure Schedule contained herein, the parties hereby agree that no reference to or disclosure of any item or other matter in the Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Disclosure Schedule or (3) any breach or violation of applicable laws or any contract exists or has actually occurred.

(a)          The Company’s Annual Report on Form 10-K most recently filed with the Commission (the “Form 10-K”) and all subsequent reports (collectively, including the Form 10-K, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), did not, as of their respective filing dates, and when taken together with the Disclosure Schedule, do not as of the date hereof and will not as of the Closing Date include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(b)          No representations or warranties of the Company in this Agreement (as qualified by the Disclosure Schedule and, as applicable, the Exchange Act Reports) or any other Transaction Document, contains or will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

(c)          The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(d)          The Company has submitted an application for listing the Underlying Shares with the New York Stock Exchange (“NYSE”).

(e)          The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports;

and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(f)           Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The subsidiaries listed in Schedule C to this Agreement are the only subsidiaries of the Company.

(g)          The Company’s total capitalization is as set forth in the Form 10-Q Report for the Quarter Ended July 31, 2006 as filed with the Commission on September 11, 2006.

(h)          The Company has filed with the Commission all material contracts required, pursuant to Item 601 of Regulation S-K under the Securities Act, to be filed as an exhibit to any Exchange Act Report required to be filed prior to the date hereof.

(i)           The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto on the Closing Date (as defined in Section 3 hereof), will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act ”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(j)           When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into shares of Common Stock of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable and the Underlying Shares have been duly authorized and validly issued, are fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth therein and herein and applicable federal and state securities laws and, assuming the accuracy of the representations and warranties of the Purchasers set forth herein, will be issued in compliance with all applicable federal and state securities laws; and the stockholders of the Company have no preemptive rights or rights of first refusal with respect to the Offered Securities or the Underlying Shares and the issuance thereof will not result in any adjustment to the exercise or conversion price or the number of Common Stock or other property issuable upon the exercise or conversion of any security or other instrument issued by the Company or any comparable “antidilution” provision of any security or instrument of the Company becoming applicable.

(k)          Except for the fees and expenses payable by the Company referred to in Section 9 hereof, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment with respect to the offer and sale of the Offered Securities.

(l)           No consent, approval, authorization, or order of, or filing with, any governmental agency or body, any court, the stockholders of the Company or the NYSE is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except for the filing with the Commission of the Shelf Registration Statement (as defined in the Registration Rights Agreement) and the order of the Commission declaring the Shelf Registration Statement effective and except for such approvals by and filings with the NYSE as have been obtained or made.

(m)         The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or (iii) the charter or by-laws or other organizational documents of the Company or any such subsidiary, except, in the case of each of clauses (i) and (ii) above, for any such breach, violation or default, that would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”), and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Indenture.

(n)          This Agreement has been duly authorized, executed and delivered by the Company.

(o)          The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto on the Closing Date, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(p)          Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)          The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(r)           The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(s)           No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(t)           The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(u)          Neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(v)          There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that would be required under the Securities Act to be described in a prospectus that are not so described in the Exchange Act Reports and (ii) there are no contracts or other documents that are required under the Exchange Act to be filed as exhibits to an Exchange Act Report that are not filed with the Commission.

(w)         The financial statements included in the Exchange Act Reports presented fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements were prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as may be stated in the notes thereto.

(x)          Since the date of the latest audited financial statements included in the Form 10-K, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(y)          The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system and is current in its filings under the Exchange Act.

(z)          Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA ”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(aa)        Each of the Company and its subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any subsidiary, as the case may be, are contesting in good faith and for which the Company or such subsidiary, as the case may be, has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb)        The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that in all material respects (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)        The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are reasonably adequate for the conduct by the Company and its subsidiaries of their respective businesses.

(dd)        Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)        On and immediately after the Closing Date, the Company, after giving effect to the issuance of the Offered Securities, will be Solvent. As used in this paragraph, the term “Solvent ” means, with respect to a particular date, that on such date the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

(ff)         The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered

Securities and the application of the proceeds thereof as described herein, will not be an “investment company” as defined in the Investment Company Act.

(gg)        No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and the Exchange Act Reports contain or will contain all the information that, if requested by a prospective purchaser of the Offered Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(hh)        Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Offered Securities in a manner that would require registration of the Offered Securities under the Securities Act.

(ii)          Assuming the accuracy of the representations and warranties made by the several Purchasers in Section 4 hereof, the offer and sale of the Offered Securities by the Company to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation D thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(jj)          Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or will offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(kk)        No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a prospectus that is not so described in the Exchange Act Reports.

(ll)          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)     The proceeds to the Company from the offering of the Offered Securities will not be used to purchase or carry any security.

(nn)        The Offered Securities are eligible for and have been approved for trading in The PortalSM Market of The Nasdaq Stock Market, Inc. (“PORTAL”).

(oo)        There are no outstanding warrants, options, rights, calls, other securities, agreements, subscriptions or other commitments, arrangements or undertakings pursuant to which the Company may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or other securities of the Company or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment, arrangement or undertaking and the Exchange Act Reports and the Disclosure Schedule sets forth (i) the conversion or exercise price or weighted average exercise price, as applicable, for all of the securities identified therein and all such warrants, options, rights, calls, other securities and agreements, subscriptions or other commitments, arrangements or undertakings identified required to be set forth therein and (ii) the total number of shares of Common Stock that would be outstanding assuming the full exercise or conversion of all of the foregoing. There are no outstanding options, rights, calls, other securities, agreements, or other commitments, arrangements or undertakings pursuant to which the Company is or may become obligated to redeem, repurchase or otherwise acquire or retire any capital stock or other securities of the Company.

(pp)        There are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

(qq)        Other than the rights granted in the Registration Rights Agreement, there are no outstanding contractual rights which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company in a registration statement filed under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act.

3.            Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Company will deliver the Offered Securities being purchased by each Purchaser to such Purchaser by electronic book-entry through the facilities of The Depository Trust Company (“DTC”) to the account specified by such Purchaser against payment of the purchase price therefor by such Purchaser. The Offered Securities shall be in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC except in the limited circumstances that will be described in the Indenture. Payment for the Offered Securities shall be made by the Purchasers, severally and not jointly, in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Company at the office of Duane Morris LLP at 9:00 A.M. (New York time), on November 21, 2006, or at such other time not later than seven full business days thereafter as Purchasers who have agreed to purchase a majority of the Offered Securities, as representatives (collectively the

“Representative”) of the Purchasers, and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking by Purchasers at the offices of Duane Morris LLP at least 24 hours prior to the Closing Date.

4.            Representations by Purchasers. Each Purchaser severally represents and warrants to, and agrees with, the Company only as to itself as set forth in this Section 4.

(a)          Such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and it is able to fend for itself with respect to the transactions contemplated hereby.

(b)          Such Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act.

(c)          Such Purchaser is acquiring the Offered Securities and, upon conversion, will acquire the Underlying Shares then issuable for its own account and not with a view to or for public resale or distribution thereof except pursuant to sales registered or exempt from registration under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(d)          Such Purchaser acknowledges and agrees that the Offered Securities and any Underlying Shares issued upon conversion thereof shall bear the legend set forth below until the expiration of the applicable holding period with respect thereto under Rule 144 under the Securities Act or until such time as the Offered Securities and any Underlying Shares have been resold pursuant to an effective registration statement under the Securities Act; provided, however, that the Underlying Shares issued upon conversion of any Offered Securities that are included in an effective registration statement under the Securities Act need not bear the legend set forth below if the holder thereof delivers an undertaking in form and substance reasonably satisfactory to the Company that such holder will not transfer or otherwise dispose of such Underlying Shares except pursuant to such effective registration statement and in compliance with any prospectus delivery requirements under the Securities Act.

This Security (or its predecessor) was originally issued in a transaction exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), and this security and the common stock issuable upon conversion hereof may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of this security is hereby notified that the seller of this security may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder.

The Holder of this security agrees for the benefit of the Company that this security and the common stock issuable upon conversion hereof may be offered, resold, pledged or otherwise transferred, only (i) to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any state of the United States or (iv) pursuant to another exemption from the requirements of the Securities Act. In any case, the Holder hereof will not, directly or indirectly, engage in any hedging transactions with regard to this security except as permitted under the Securities Act.

(e)          Such Purchaser understands that the Offered Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that such Offered Securities have not been, and the Underlying Shares have not been, and except as described in the Registration Rights Agreement, will not be, registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Offered Securities or the Underlying Shares, such Offered Securities may be offered, resold, pledged or otherwise transferred only (i) to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv ) pursuant to another exemption from the requirements of the Securities Act, in each of cases (i) through (iv in accordance with any applicable securities laws of any State of the United States. Each Purchaser also agrees not to engage in hedging transactions with regard to the notes unless in compliance with the Securities Act. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Offered Securities or the fairness or suitability of an investment in the Offered Securities, nor has any such authority passed upon or endorsed the merits of the offering of the Offered Securities.

(f)           Such Purchaser and its advisors, if any, have been (A) furnished with all materials relating to the business, finances and operations of the Company and the offer and sale of the Offered Securities as they have requested and (B) afforded the opportunity to ask questions of and receive answers from the Company. Such Purchaser understands that its investment in the Offered Securities involves a high degree of risk. Such Purchaser acknowledges that it (A) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits of and risks of an investment in the Offered Securities and (B) has sought and obtained such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Offered Securities.

(g)          Such Purchaser is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to purchase the Offered Securities pursuant to this Agreement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

5.            Certain Agreements of the Company. The Company agrees with the several Purchasers that:

(a)          The Company will use the proceeds from the sale of the Offered Securities for the repurchase of the Company’s obligations pursuant to that certain Loan and Security Agreement dated December 7, 2005 among the Company and certain of its Subsidiaries and Ableco Finance LLC, as agent, as amended, and for general corporate purposes.

(b)          During the period of two years after the Closing Date, the Company will, upon request, furnish to any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(c)          During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(d)          During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(e)          The Company will pay all expenses incidental to the performance of its obligations under the Transaction Documents including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities and the Indenture; (iii) the cost of qualifying the Offered Securities for trading in PORTAL and any expenses incidental thereto, (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the several Purchasers designate and the printing of memoranda relating thereto and (vi) the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, counsel to one or more of the Purchasers, in connection with the matters related to the Transaction Documents in an amount not to exceed $25,000.

(f)           For a period of 90 days after the Closing Date, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or warrants or other rights to purchase shares of Common Stock of the Company, without the prior written consent of the Representative, or publicly disclose the intention to make any such offer, sale, pledge or disposition; provided that such restriction shall not apply to: (i) the Offered Securities, (ii) the filing of the shelf registration statement covering resales of the Offered Securities and any Underlying Shares issued upon conversion thereof pursuant to a shelf registration statement, (iii) the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case as outstanding on the date hereof provided that such securities are not amended or modified after the date hereof except as contemplated therein and in accordance with the terms thereof, (iv) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof , (v) issuances of Common Stock pursuant to the exercise of such options or (vi) distributions of Common Stock in satisfaction of the Company's obligations under its deferred compensation plan. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities.

(g)          As of the Effective Time (as defined in the Registration Rights Agreement), the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the principal exchange or market in which it is listed. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the principal market in which it is listed. The Company shall pay all fees and expenses in connection with satisfying its obligations.

(h)          On or before 8:30 a.m., New York City time, on the first business day following the date of this Agreement, the Company shall file one or more Current Reports on Form 8-K with the Commission disclosing the material terms of the transactions contemplated by the Transaction Documents and any other material nonpublic information previously furnished by the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents to any of the Purchasers or potential purchasers, in each case in the form required by the Exchange Act and in compliance with Regulation FD under the Exchange Act so that no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents from and after the time of the last such filing. The Company shall attach to at least one such filing as an exhibit a copy of this Agreement and the proposed forms of the Indenture (including the proposed form of Offered Securities attached thereto) and the Registration Rights Agreement attached hereto as exhibits. From and after the date hereof, the Company shall not provide to any Purchaser any material nonpublic information unless it does so in compliance with Regulation FD under the Exchange Act.

6.            Conditions of the Obligation of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein in all material respects, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof in all material respects, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which would reasonably be expected to result in a Material Adverse Effect; or (ii) any downgrading in the rating of any outstanding debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(b)          The Purchasers shall have received an opinion, dated such Closing Date, of Duane Morris LLP, counsel for the Company, that:

(i)     The Company is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Exchange Act Reports; and the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdiction set forth opposite its name in Annex A to such opinion;

(ii)    Each subsidiary of the Company listed on Annex A to such opinion is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business as a foreign corporation or other entity in good standing in the jurisdictions set forth opposite its name in Annex A to such opinion; and each subsidiary of the Company listed on Annex A to such opinion and organized under the laws of the State of Delaware has the power and authority (corporate or other) to own its properties and conduct its business as described in the Exchange Act Reports;

(iii)   The Indenture has been duly authorized, executed and delivered by the Company; the Offered Securities delivered on the Closing Date have been duly authorized, executed, authenticated, issued and delivered; and the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee) and the Offered Securities delivered on the Closing Date constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles;

(iv)   The Registration Rights Agreement has been duly authorized, executed and delivered by the Company; and (assuming the due authorization,

execution and delivery thereof by the Purchasers) the Registration Rights Agreement constitutes the valid and legally binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general equity principles;

(v)    This Agreement has been duly authorized, executed and delivered by the Company;

(vi)   The Offered Securities delivered on the Closing Date are convertible into Common Stock of the Company in accordance with the terms of the Indenture and the shares of such Common Stock initially issuable upon conversion of the Offered Securities delivered on the Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion in accordance with the provisions of the Indenture and the Notes, will be validly issued, fully paid and nonassessable; and, to such counsel’s knowledge, the stockholders of the Company have no contractual preemptive rights with respect to the Offered Securities or the Common Stock initially issuable upon conversion of the Offered Securities. There are no preemptive rights to acquire any such shares of Common Stock set forth in the Company’s organizational documents or in the General Corporation Law of the State of Delaware;

(vii) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(viii)      No consent, approval, authorization or order of, or filing with, any governmental agency or body, any court, the stockholders of the Company or the NYSE is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as may be required under state securities laws, except for the filing with the Commission of the Shelf Registration Statement (as defined in the Registration Rights Agreement) and the order of the Commission declaring the Shelf Registration Statement effective, and except for such approvals by and filings with the NYSE as have been obtained and made;

(ix)   The execution, delivery and performance by the Company of the Indenture, this Agreement and the Registration Rights Agreement and the issuance and sale by the Company of the Offered Securities and compliance by the Company with the terms and provisions thereof (other than performance by the Company of its obligations under indemnification provisions, as to which no opinion need be rendered) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency, body or court which, to the knowledge of such counsel, is binding on the Company or any subsidiary of the Company or to which, to such counsel’s knowledge, any of their properties is subject, or (ii) any agreement or instrument filed as an exhibit to any Exchange Act Report to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(x)    The descriptions in the Exchange Act Reports of statutes, legal and governmental proceedings and contracts and other documents, in each case to the extent such descriptions constitute summaries of the legal matters relating thereto, are accurate in all material respects and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Exchange Act Reports; and

(xi)   It is not necessary in connection with the offer, sale and delivery of the Offered Securities by the Company to the several Purchasers pursuant to this Agreement to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act, assuming (a) the accuracy of the representations and warranties of the Company and the Purchasers herein, and (b) compliance by the Purchasers and the Company with their respective covenants set forth in this Agreement.

(c)          The Purchasers shall have received an opinion, dated such Closing Date, of the General Counsel for the Company, reasonably satisfactory to the Purchasers, as to the matters set forth in Exhibit C hereto.

(d)          The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, and that, subsequent to the respective date of the most recent financial statements in the Exchange Act Reports, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole that would reasonably be expected to result in a Material Adverse Effect except as set forth in the Exchange Act Reports or as described in such certificate.

(e)          The Purchasers shall have received a certificate, dated such Closing Date, of the Vice President and General Counsel of the Company in which such officer, to the best of his knowledge after reasonable investigation, shall state that, other than as disclosed in the Exchange Act Reports, there are no pending, actions, suits or proceedings against or affecting the

Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to such officer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

(f)           The Company shall have received, on or prior to the Closing Date, and made available for inspection by the Purchasers, lockup letters substantially in the form of Exhibit D hereto signed by each of the executive officers and directors of the Company listed on Schedule D.

The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Purchasers may in their sole discretion waive compliance with any conditions to the obligations of the Purchasers hereunder.

7.	Indemnification and Contribution.

(a)          The Company will indemnify and hold harmless each Purchaser, its partners, members, directors, officers and affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), costs or expenses including, without limitation, interest, penalties, fines, fees, deficiencies, claims of damages, court and arbitration costs, costs of investigation and fees and disbursements of attorney’s, accountants, consultants and other agents, arise out of or are based upon any (i) breach of any representation or warranty made by the Company in any Transaction Document, (ii) breach of any covenant, agreement or obligation of the Company contained in and Transaction Document or (iii) other than to the extent such claims result from the gross negligence or willful misconduct of such Purchaser, any cause of action, suit or claim brought or made against such Purchaser by a third party to the extent arising out of or resulting from the execution, delivery, performance or enforcement by the Company of any Transaction Documents.

(b)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) above except to the extent that it has been materially and actually prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) above (it being understood that this sentence is not intended to modify or alter in any way the rights of the indemnified party or the obligations of the indemnifying party with respect to such other liability). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any reasonably necessary local counsel) for all indemnified parties, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement effected without its written consent unless (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of written notice of the proposed settlement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for any fees and expenses for which the indemnified party is entitled to and has requested indemnification hereunder prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party and (iii) does not provide for any action on the part of any indemnified party other than the payment of money damages which are to be paid in full by the indemnifying party. The rights accorded to an indemnified party under this Section 7 shall be in addition to any rights and remedies that an indemnified party may have at law or in equity, by separate agreement or otherwise.

(c)          If the indemnification provided for in this Section 7 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided herein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or such indemnified party on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

(d)          The parties hereto agree that it would not be just and equitable if contribution pursuant to the foregoing Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7(c). The amount paid or payable by a party as a result of any claim referred to in such Section 7(c) shall be deemed to include, subject to the limitations set forth elsewhere in this Section 7, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect to any claim arising out of such misrepresentation from any person who was not guilty of such fraudulent misrepresentation

8.            Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities; provided, however, that the representations, warranties or other statements set forth in or made by any Purchaser herein will terminate upon the final sale by such Purchaser or such Purchaser’s Offered Securities. If for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall remain in effect.

9.            Placement Agent. The Company acknowledges that it has engaged UBS Securities LLC (“UBS”) as placement agent in connection with the sale by the Company to the Purchasers of the Offered Securities. The Company shall be responsible for the payment of any placement agent’s fees or broker’s commissions relating to or arising out of the transactions contemplated hereby and payable to UBS. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim. Each Purchaser severally acknowledges that it has not relied upon UBS or upon any information provided by or through UBS in connection with the transactions contemplated hereby. UBS may rely as a third-party beneficiary upon the representations and warranties of the Company set forth in Section 2 hereof and upon the representations and warranties of the Purchasers set forth in Section 4 hereof in each case as if such representations and warranties were made expressly to UBS.

10.          Notices. All communications hereunder will be in writing and, if sent to any Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchasers, the address set forth below such Purchaser’s name on such Purchaser’s signature page hereto, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at C&D

Technologies, Inc., 1400 Union Meeting Road, Blue Bell, PA 19422-0858, Attention: General Counsel.

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except such rights as UBS may have as an express third-party beneficiary hereof pursuant to Section 9.

12.          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated by the Transaction Documents with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

13.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.          Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

15.          Venue. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.          Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchasers in accordance with its terms.

Very truly yours,

C&D Technologies, Inc.

By:	______________________________

Name:

Title:

The foregoing Purchase Agreement is hereby

confirmed and accepted as of the date first

above written.

PURCHASER

Name:	___________________________________	Principal Amount of Offered
(Please Print)	Securities Purchased:

By:	_____________________________	$_______________________

Name:________________________

Title:_________________________

Address:	_____________________________

_____________________________

_____________________________

_____________________________

Tax ID#:	_____________________________

SCHEDULE A

Purchaser	Principal Amount of Offered Securities

Total	$ 54,500,000

SCHEDULE B

Initial Conversion Rate

206.7183

SCHEDULE C

Subsidiaries

C&D Charter Holdings, Inc.

C&D International Investment Holdings, Inc.

C&D Holdings, Ltd.

NCL Holdings, Ltd.

C&D Technologies (NCL), Ltd.

C&D Technologies (GZ) Ltd.

C&D Components Hong Kong, Ltd.

Charter Power F.S. Ltd.

C&D Technologies (Power Electronics), Ltd.

C&D Technologies de Mexico, S.A., de C.V.

C&D Technologies (UK) Ltd.

C&D Technologies (HK) Ltd.

C&D Technologies (Italia), S.r.l.

Shanghai C&D Battery Company, Ltd.

C&D Technologies Reynosa, S. de R.L. de C.V.

C&D Dynamo Corp.

C&D Power Systems (Canada) ULC

C&D Technologies (CPS) LLC

C&D Technologies (CPS) ULC

C&D Technologies (Celab) Limited

Celab Power Management Limited

Datel Holding Corporation

C&D Technologies (Datel), Inc.

C&D Technologies KK

C&D Technologies (Datel) GmbH

C&D Technologies Datel SARL

Datel (UK) Ltd.

Datel Electronic Technology (Shanghai) Co. Ltd

Dynamo Acquisition Corp.

C&D Tech (Singapore) Pte. Ltd.

SCHEDULE D

List of persons subject to lock-up

•	Kevin P. Dowd
•	Jeffrey A. Graves
•	William Harral, III
•	Robert I. Harries
•	Pamela Lewis Davies
•	George MacKenzie
•	John A.H. Shober
•	Stanley S. Silverman
•	Ellen C. Wolf
•	William E. Bachrach
•	Neil E. Daniels
•	James D. Dee
•	Ian J. Harvie
•	Leonard Kiely

Exhibit A

C&D TECHNOLOGIES, INC.

AND

THE BANK OF NEW YORK,

AS TRUSTEE

$54,500,000 AGGREGATE PRINCIPAL AMOUNT OF

5.50% CONVERTIBLE SENIOR NOTES DUE 2026

INDENTURE

DATED AS OF NOVEMBER 21, 2006

CROSS-REFERENCE TABLE*

TIA Indenture Section	Section
Section 310(a)(1)	12.9
(a)(2)	12.9
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	12.9
(b)	12.8; 12.10
(c)	N.A.
Section 311(a)	12.13
(b)	12.13
(c)	N.A.
Section 312(a)	2.5
(b)	16.3
(c)	16.3
Section 313(a)	12.15
(b)(1)	N.A.
(b)(2)	12.15
(c)	12.15; 16.2
(d)	12.15
Section 314(a)	9.2; 9.3
(b)	N.A.
(c)(1)	16.4(a)
(c)(2)	16.4(a)
(c)(3)	N.A.
(d)	N.A.
(e)	16.4(b)
(f)	N.A.
Section 315(a)	12.1(a); 12.1(b)(i)
(b)	12.14; 16.2
(c)	12.1(a)
(d)	12.1(b)
(e)	11.11
Section 316(a) (last sentence)	2.9
(a)(1)(A)	11.5
(a)(1)(B)	11.4
(a)(2)	N.A.
(b)	11.7
(c)	16.5

Section 317(a)(1)	11.8
(a)(2)	11.9
(b)	2.4
Section 318(a)	16.1

______________________

*	Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

-i-

-ii-

-iii-

-iv-

Exhibit A	Form of Note

Exhibit B	Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of
Restricted Securities

-v-

THIS INDENTURE, dated as of November 21, 2006, is between C&D Technologies, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.	Definitions.

“Additional Interest” has the meaning set forth in Section 5(a) of the Registration Rights Agreement. Unless the context otherwise requires, all references herein or in the Securities to “interest” accrued or payable as of any date shall include, without duplication, any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Calculation Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Applicable Stock Price” on a Trading Day means the Volume-Weighted Average Price per share of Common Stock (or any security into which the Common Stock has been converted in connection with a Fundamental Change) on such Trading Day; provided, however, that if such Volume-Weighted Average Price is not available, the “Applicable Stock Price” means the market value per share of the Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board of directors.

“Business Day” means each day that is not a Legal Holiday.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 5 thereof.

“Closing Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal United States securities exchange on which the Common Stock is then traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system (“Nasdaq”) or, if the Common Stock is not quoted on Nasdaq, as available in any other over-the-counter market or, if not available on any over-the-counter market, the Closing Sale Price shall be such price as the Board of Directors of the Company shall determine in good faith.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 7.11, however, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Price” means, at any time, an amount equal to $1,000 divided by the Conversion Rate in effect at such time.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at The Bank of New York, Corporate Trust Division--Corporate Finance Unit, 101 Barclay Street, Floor 8W, New York, New York 10286, or such other office as the Trustee may designate by written notice to the Company.

“Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Existing Credit Facility” means the Company’s Loan and Security Agreement dated December 7, 2005 among C&D Technologies, Inc., C&D Technologies (Datel), Inc. and C&D Technologies (CPS) LLC, as the Borrowers, C&D Charter Holdings, Inc., C&D Dynamo Corp., Dynamo Acquisition Corp., C&D International Investment Holdings Inc. and Datel Holding Corporation, as the Guarantors, and Wachovia Bank National Association, as Administrative Agent, the other lenders party thereto from time to time and Wachovia Capital Markets, LLC, as Sole Lead Arranger, Manager and Book Manager, as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time, including, any refunding, replacement or refinancing thereof by other credit or loan facilities with one or more lenders similar in nature to the lenders under such Loan and Security Agreement.

“Existing Rights Plan” means the Rights Agreement dated as of February 22, 2000, between the Company and Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent, as amended by an amendment dated as of November 15, 2004, among the Company, Mellon Investor Services, LLC and the Bank of New York, as amended from time to time.

“Final Maturity Date” means November 15, 2026.

“GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time and consistently applied.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 5 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Guarantee” means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.

“Holder” or “Securityholder” means the person in whose name a Security is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Purchasers” means [	].

“Interest Payment Date” has the meaning set forth in the Securities.

“Interest Payment Record Date” has the meaning set forth in the Securities.

“NYSE” means the New York Stock Exchange.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by at least two Officers of the Company; provided, however, that for purposes of Section 7.11 and Section 9.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company who is reasonably satisfactory to the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Purchase Agreement” means that certain Purchase Agreement, dated November 15, 2006, between the Company and the Initial Purchasers.

“Put Notice” means a Fundamental Change Purchase Notice or an Option Purchase Notice.

“Put Price” means the Fundamental Change Purchase Price or the Option Purchase Price.

“Put Purchase Date” means a Fundamental Change Purchase Date or an Option Purchase Date.

“QIB” means a qualified institutional buyer as defined in Rule 144A.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchasers.

“Restricted Certificated Security” means a Certificated Security that is a Restricted Security.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the Restricted Legend called for by footnotes 2 and 3 to the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such rule, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Security” or “Securities” means the Company’s 5.50% Convertible Senior Notes due 2026, as amended or supplemented from time to time pursuant to the terms of this Indenture, that are issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Global Securities, or any successor thereto.

“Significant Subsidiary” means any of the Subsidiaries of the Company which has: (i) consolidated assets or in which the Company and its other Subsidiaries have investments equal to or greater than 10% of the Company’s total consolidated assets; or (ii) consolidated gross revenue equal to or greater than 10% of the Company’s consolidated gross revenue.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock (as defined in Section 5.1) or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means at any time each Subsidiary that has become a Subsidiary Guarantor pursuant to Section 8.1 of this Indenture, in each case so long as it remains a Subsidiary Guarantor.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which such Common Stock is then traded or quoted.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Officer” means, with respect to the Trustee, any officer within the Corporate Trust Division — Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 12.1(b)(iii) and Section 12.14 shall also include any other officer of the Trustee to whom any corporate trust such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

The “Volume-Weighted Average Price,” on any Trading Day, means the volume-weighted average price for the Common Stock on the NYSE, during the period beginning at 9:30:01 a.m., New York City time (or such other time as is the official open of trading at the NYSE) and ending at 4:00:00 p.m., New York City time (or such other time as is the official close of trading at the NYSE), as reported by Bloomberg Financial Services through its “Volume at Price” (CHP [Equity] VAP [Go]) functions (or any successor function, or if there is no such function or such successor function, then as calculated by a nationally recognized investment bank). The volume-weighted average price shall be rounded to the nearest whole cent.

Section 1.2.	Other Definitions

Term	Section

“Agent Members”	2.1(d)
“Aggregate Amount”	7.6(e)

Term	Section
“Beneficial Owner”	5.1(a)
“Calculation Agent”	6.1(e)
“Capital Stock”	7.6(c)
“Cash Dividend”	7.6(d)
“Company Order”	2.2(d)
“Continuing Directors”	7.6(c)
“Conversion Agent”	2.3
“Conversion Date”	7.2(a)
“Conversion Notice”	7.2(a)
“Conversion Rate”	7.1
“Current Market Price”	7.6(f)
“Custodian”	11.1
“Debt Security”	8.1
“Depositary”	2.1(b)
“Effective Date”	6.1(b)
“Effective Notice Date”	6.1(a)
“Event of Default”	11.1
“ex’ date”	7.6(f)
“Existing Shareholders”	5.1(a)
“Expiration Date”	7.6(e)
“Expiration Time”	7.6(e)
“Financial Institution”	7.15(a)
“Fundamental Change”	5.1(a)
“Fundamental Change Company Notice”	5.1(b)
“Fundamental Change Purchase Date”	5.1(a)
“Fundamental Change Purchase Notice”	5.1(c)
“Fundamental Change Purchase Price”	5.1(a)
“Holder Option Notice”	5.2(b)
“Legal Holiday”	16.7
“Make-Whole Premium”	6.1(b)
“Make-Whole Premium Table”	6.1(b)
“Nasdaq”	1.1
“Notice of Default”	11.1
“Option Purchase Date”	5.2(a)
“Option Purchase Price”	5.2(a)
“Option Purchase Notice”	5.2(c)
“Paying Agent”	2.3
“Purchased Shares”	7.6(e)
“Purchaser Affiliate”	7.10
“QIB” or “QIBs”	2.1(b)
“Redemption Price”	3.1(a)
“Register”	2.3

Term	Section
“Restricted Legend”	2.12(f)
“Rule 144A Information”	9.2(b)
“Stock Price”	6.1(b)
“Subsidiary Guarantee”	8.1
“Underlying Shares”	7.6(b)

Section 1.3.	Trust Indenture Act Provisions

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the TIA. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities;

“indenture security Holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any successor obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4.	Rules of Construction

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it herein;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           words in the singular include the plural, and words in the plural include the singular;

(d)	provisions apply to successive events and transactions;

(e)          the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f)	the masculine gender includes the feminine and the neuter;

(g)          references to agreements and other instruments include subsequent amendments thereto;

(h)	references to “interest” include Additional Interest;

(i)           “herein,” “hereof,” “hereunder,” “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(j)           unless context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture; and

(k)	“or” is not exclusive.

ARTICLE 2

THE SECURITIES

Section 2.1.	Form and Dating

(a)      The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, exchange rule, Applicable Procedures or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)      Restricted Global Securities. All of the Securities shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, as custodian for the depositary, The Depository Trust Company (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., or as otherwise instructed by the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(c)      Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities, in each case in accordance with this Indenture. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, or otherwise in accordance with this Indenture, and shall be made on the records of the Trustee and the Depositary.

The Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in accordance with Section 2.2, initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or to the Securities Custodian pursuant to the Depositary’s instructions and (iii) shall bear legends required for Global Securities as set forth in Exhibit A hereto.

(d)      Book Entry Provisions. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the Applicable Procedures or the operation of customary practices governing the exercise of the rights of a Holder of any Security.

None of the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of a Depository or for any transactions between a Depository and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Securities shall have any rights under this Indenture, and the Depository or its nominee, if any, shall be deemed and treated by the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by a Depository, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing he exercise of the rights of a beneficial owner of any Securities.

(e)      Certificated Securities. Certificated Securities will be issued only under the circumstances provided in Section 2.12(a)(i).

Section 2.2.	Execution and Authentication

(a)      A duly authorized Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

(b)      If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(c)      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(d)      The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of $54,500,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The aggregate principal amount of Securities outstanding at any time may not exceed $54,500,000 except as provided in Section 2.7.

(e)      The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.3.	Registrar, Paying Agent and Conversion Agent

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the Borough of Manhattan, the City of New York, where Securities may be presented for redemption, purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, and one or more additional conversion agents. The term “Registrar” includes any co-registrar, including any named pursuant to Section 9.6. The term “Paying Agent” includes any additional paying agent, including any named pursuant to Section 9.6. The term “Conversion Agent” includes any additional conversion agent, including any named pursuant to Section 9.6.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

Section 2.4.	Paying Agent to Hold Money and Securities in Trust

Prior to 10:00 a.m., New York City time, on each due date of payments in respect of, or delivery of Common Stock, Cash or other consideration or any combination thereof, as applicable and as provided herein, upon conversion of, any Security, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) and/or with the Conversion Agent such number of shares of Common Stock and/or other consideration sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash, Common Stock and/or other consideration, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment or delivery. If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the Cash, Common Stock and other consideration, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all Cash, Common Stock or other consideration, as applicable, held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all Cash, Common Stock or other consideration, as applicable, so held in trust by such Paying Agent or Conversion Agent. Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for such Cash, Common Stock or other consideration, as applicable.

Section 2.5.	Securityholder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list of the names and addresses of the Securityholders in such form and as of such date as the Trustee may reasonably request.

Section 2.6.	Transfer and Exchange

(a)      Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall, if such Security is a Certificated Security, be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit B attached hereto, and in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto, other than exchanges pursuant to Section 2.10, Section 13.5, Article 3, Article 5 or Article 7, in each case, not involving any transfer.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Put Notice has been delivered and not validly withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(b)      Any Registrar appointed pursuant to Section 2.3 or Section 9.6 hereof shall provide to the Trustee such information as the Trustee may reasonably request in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such opinions of counsel, certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including if so requested by the Company exercising a right to require the delivery of such items), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry system.

Section 2.7.	Replacement Securities

If (a) any mutilated security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be reasonably required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed pursuant to Article 3 or purchased by the Company pursuant to Article 5, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be, in accordance herewith.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued and outstanding hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8.	Outstanding Securities

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid, redeemed or repurchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser. A mutilated Security ceases to be outstanding upon surrender and replacement thereof pursuant to Section 2.7 .

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on the Final Maturity Date or a Redemption Date or on a Put Purchase Date, as the case may be, Cash sufficient to pay all Securities then payable, then on and after such Final Maturity Date, Redemption Date or Put Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 7, then on the Conversion Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, unless there shall be a default in the delivery of the consideration payable hereunder upon such conversion.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding solely because the Company or an Affiliate of the Company holds the Security.

Section 2.9.	Treasury Securities

In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding for such purposes, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, request, demand, authorization, direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not, and is not acting on the behalf of, the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10.	Temporary Securities

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee reasonably considers appropriate for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11.	Cancellation

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 7.

All Securities that are redeemed or purchased pursuant to Articles 3 or 5 or otherwise acquired by the Company shall be delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.12.	Legend; Additional Transfer and Exchange Requirements
(a)	Transfer and Exchange of Global Securities.

(i) Certificated Securities shall be issued in exchange for interests in the Global Securities only (x) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days of such notice or (y) if an Event of Default has occurred and is continuing, each in accordance with the Applicable Procedures. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Agent Members or otherwise in accordance with the Applicable Procedures, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. In the event that the Certificated Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Depositary to issue such Certificated Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 11.6 or 11.7 hereof, the right of any beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such Beneficial Owner’s Securities as if such Certificated Notes had been issued.

(ii)               Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)      Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x)      to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y)      to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i)           shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of Section 2.6(a); and

(ii)               in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1)               if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2)               if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(3)               if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or pursuant to and in compliance with another exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

(c)      Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B); or

(ii)               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act;

the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d)      Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a beneficial interest in a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i)           a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A;

(ii)               if such beneficial interest in such Unrestricted Global Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act; or

(iii)             a certification (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to the Company or a Subsidiary of the Company,

the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e)      Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders (i) stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and (ii) briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x)      to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y)      to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(i)           shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

(ii)               in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, shall be accompanied by the following additional information and documents, as applicable:

(1)               if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(2)               if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act, including without limitation the exemption provided by Rule 144 thereunder, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

(iii)             in the case of a Restricted Certificated Security to be transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A for a beneficial interest in a Restricted Global Security, shall be accompanied by a certification to that effect from such Holder (in substantially the form set forth in Exhibit B):

(iv)              in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, or in the case of a Restricted Certificated Security to be exchanged (and not transferred) for a beneficial interest in a Restricted Global Security, such request need not be accompanied by any additional information or documents; and

(v)               in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(1)               if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule

144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(2)               if such Unrestricted Certificated Security is being transferred in compliance with any other exemption from registration under the Securities Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, an opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act; or

(3)               if such Unrestricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B).

(f)	Legends.

(i)             Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (the “Restricted Legend”), for so long as it is required by this Indenture to bear such legend.

(ii)             Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act pursuant to which the transferee is permitted to transfer such Restricted Securities without restriction or (z) pursuant to an effective registration statement under the Securities Act:

(1)               in the case of any Restricted Certificated Security, each Registrar shall permit the Holder thereof to transfer such Restricted Certificated Security to a transferee who, unless such transferee is an Affiliate of the Company, shall take such Security in the form of an Unrestricted Certificated Security or (under the circumstances described in Section 2.12(e)) an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(2)               in the case of a Restricted Global Security, each Registrar shall permit the Holder of a beneficial interest therein to transfer such beneficial interest in a Restricted Global Security to a transferee who, unless such transferee is an Affiliate of the Company, shall take such Security in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such Security; provided, however, that such Unrestricted

Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

If the Registrar so requests or if the Applicable Procedures so require, prior to the removal of any restrictive legend at the end of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, such requesting Holder shall deliver an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that the restrictions on transfer contained herein and the restrictive legend are no longer required in order to maintain compliance with the Securities Act.

(iii)             Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver, Securities that do not bear such Restricted Legend.

(iv)              After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of any Holder of a Restricted Global Security or a Restricted Certificated Security that is not an Affiliate of the Company, remove any restriction of transfer on such Security, and the Company shall issue, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Securities that do not bear the Restricted Legend.

(v)               Until the earliest to occur of (w) the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) a transfer pursuant to Rule 144 or another exemption from the registration requirements of the Securities Act pursuant to which the transferee is permitted to transfer such Restricted Securities without restriction, (y) a transfer pursuant to an effective registration statement under the Securities Act or (z) the inclusion of such shares in an effective registration statement under the Securities Act and the delivery by the holder thereof to the Company of an undertaking in form and substance reasonably satisfactory to the Company that such holder will not transfer or otherwise dispose of such shares except pursuant to such registration statement and in compliance with any prospectus delivery requirements under the Securities Act, the shares of Common Stock issued upon conversion of the Securities shall bear a legend substantially to the same effect as the Restricted Legend; provided that all Securities held by Affiliates of the Company shall bear the Restricted Legend at all times.

(g)      Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company, or any of its Subsidiaries or any of its Affiliates; provided, however, that neither the Company nor any of its Subsidiaries shall resell or otherwise transfer any such Security.

Section 2.13.	CUSIP Numbers

The Company in issuing the Securities may use one or more “CUSIP,” “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP,” “ISIN” or other similar numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or other similar numbers.

Section 2.14.	Ranking

The obligations of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and shall constitute a senior unsecured general obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company, including without limitation the Company’s 5.25% Convertible Senior Notes Due 2025, and ranking senior in right of payment to any future indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such indebtedness.

Section 2.15.	Persons Deemed Owners

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Redemption Price or Put Price for, and interest on, the Security, for the purpose of receiving Common Stock, Cash and, if applicable, any Make-Whole Premium upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 2.16.	Defaulted Interest

If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

(if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE 3

REDEMPTION

Section 3.1.	Redemption of Securities; Notice to Trustee

(a)      At any time on and after November 15, 2011, the Securities may be redeemed at the option of the Company at any time or from time to time as described below. Upon any redemption pursuant to this Section 3.1, the Company shall provide the notice required by Section 3.3 hereof (which notice may be revoked at any time prior to the time at which the Company or the Trustee, as the case may be, has given such notice to Securityholders) and shall pay a redemption price in Cash equal to 100% of the principal amount of the Securities being redeemed, plus any accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the date fixed for redemption, payable in Cash (the “Redemption Price”).

(b)      In the event that the Company elects to redeem the Securities on a Redemption Date that is after any Interest Payment Record Date but on or before the corresponding Interest Payment Date or that results in the conversion of the Securities prior to that Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest to the Holder who was the registered Holder on the Interest Payment Record Date immediately preceding such Redemption Date or conversion.

(c)      If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed at least 15 days prior to the date notice of the Redemption Date is given to the Holders pursuant to Section 3.3 (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.2.	Selection of Securities to be Redeemed

If less than all of the Securities are to be redeemed, unless the Applicable Procedures provide otherwise, the Trustee shall select the Securities to be redeemed. The Trustee shall make the selection by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate or in accordance with the Applicable Procedures to the extent the Securities are issued as Global Securities. Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000 principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be taken from the portion selected for redemption. Securities that have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3.	Notice of Redemption

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed in accordance with Section 16.2.

The notice shall identify the Securities (including the CUSIP number(s) of the Securities) to be redeemed and shall state:

(1)	the Redemption Date;
(2)	the Redemption Price;
(3)	the then current Conversion Rate;

(4)       the names and addresses of the Paying Agent and Conversion Agent;

(5)       that Securities called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price;

(6)       that Holders who wish to convert Securities must surrender such Securities for conversion prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 8 of the Securities and Article 7 hereof;

(7)       that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date; and

(8)       if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to redemptions.

At the Company’s written request, the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; provided further, however, that the text of the notice of redemption shall be prepared by the Company.

Section 3.4.	Effect of Notice of Redemption

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

Section 3.5.	Deposit of Redemption Price

Prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate acts as Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on such Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof that are to be redeemed on that Redemption Date, other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation or have been delivered by the Holder thereof for conversion.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, Cash sufficient to pay the Redemption Price of all Securities to be redeemed on such date, then, on and after such Redemption Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 3.6.	Securities Redeemed in Part

Any Certificated Security that is to be redeemed only in part shall be surrendered at the office of the Paying Agent and, promptly after the Redemption Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not redeemed.

Section 3.7.	Repayment to the Company

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof that the Company is obligated to redeem on the Redemption Date (because of the conversion of Securities pursuant to Article 7 or otherwise) then, promptly after the Redemption Date, the Paying Agent shall return any such excess Cash to the Company.

ARTICLE 4

[RESERVED]

ARTICLE 5

PUT OPTION

Section 5.1.	Purchase of Securities at Option of the Holder upon a Fundamental Change

(a)      In the event a Fundamental Change shall occur at any time when any Securities remain outstanding, the Securities shall be purchased by the Company, at the option of any Holder thereof, in accordance with the provisions of paragraph 6 of the Securities on a date specified by the Company (the “Fundamental Change Purchase Date”) that is not less than 45 Business Days after the date the Company mails the Fundamental Change Company Notice pursuant to Section 5.1(b), at a purchase price in Cash equal to 100% of the principal amount of the Securities tendered for purchase, plus accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.1(c).

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(1)               any “person” or “group” files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing, or the Company otherwise becomes aware, that such person or group is or has become the “beneficial owner,” directly or indirectly, of shares of the Company’s voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s voting stock or has the power, directly or indirectly, to elect a majority of the members of the “board of directors” of the Company;

(2)               the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons (the “Existing Shareholders”) that “beneficially owned,” directly or indirectly, shares of the Company’s voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person in substantially the same proportion amongst such Existing Shareholders as such ownership immediately prior to such transaction;

(3)               a majority of the members of the “board of directors” of the Company are not “continuing directors;”

(4)               the Company’s Common Stock ceases to be listed on the NYSE or another national securities exchange and is not then quoted on The Nasdaq Global Market or The Nasdaq Global Select Market or another established automated over-the-counter trading market in the United States; or

(5)               the Company’s Common Stock is suspended from trading on the NYSE or another national securities exchange or The Nasdaq Global Market or The Nasdaq Global Select Market or another established automated over-the-counter trading market in the United States and, in any such case, such suspension is not lifted within 60 days after commencement thereof.

Notwithstanding anything to the contrary set forth in this Section 5.1, a merger or consolidation shall be deemed not to constitute a Fundamental Change if greater than 90% of the consideration (excluding Cash payments for fractional shares and Cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of common stock traded on the NYSE or another national securities exchange or quoted on The Nasdaq Global Market or The Nasdaq Global Select Market (or which shall be so traded or quoted when issued or exchanged in connection with such merger or consolidation) and as a result of such transaction or transactions the Securities become convertible solely into shares of such common stock.

For purposes of this Section 5.1:

•

“person” and “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•	a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;
•	“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;
•	“board of directors” means the board of directors or other governing body charged with the ultimate management of any person;

•

“continuing director” means, as of any date of determination, any member of the Company’s board of directors who was a member of such board of directors on the date of this Indenture; or was nominated for election or elected to such board of directors with the approval of: (a) a majority of the continuing directors who were members of such board at the time of such nomination or election or (b) a nominating committee, a majority of which committee were Continuing Directors at the time of such nomination or election;

•

“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors; and

•

“capital stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

(b)      Notice of Fundamental Change. Within 10 Business Days after the effective date of each Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Purchase Date and shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 16.2. The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:

(1)        the events causing such Fundamental Change and the date of such Fundamental Change;

(2)        that the Holder has a right to require the Company to purchase the Holder’s Securities;

(3)        the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(4)	the Fundamental Change Purchase Date;
(5)	the Fundamental Change Purchase Price;

(6)        the procedures that the Holder must follow to exercise its Fundamental Change purchase right under this Section 5.1;

(7)          the names and addresses of the Paying Agent and the Conversion Agent;

(8)          that the Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(9)          that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(10)        whether a Make-Whole Premium is payable in accordance herewith on Securities that are converted in connection with such Fundamental Change, and, if so, that the Company shall, in accordance with Section 6.1(e), mail or cause to be mailed a notice, and disseminate a press release, in each case on the date that is the seventh Trading Day after the Effective Notice Date with respect to such Fundamental Change, setting forth the Applicable Stock Price and Make-Whole Premium per $1,000 principal amount of Securities (including the amount and kind of consideration per $1,000 principal amount in which such Make-Whole Premium is payable);

(11)        the current Conversion Rate, including any adjustments to the Conversion Rate that resulted from the Fundamental Change;

(12)        that the Securities with respect to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 7 of this Indenture only if either (i) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price;

(13)        the procedures for withdrawing a Fundamental Change Purchase Notice;

(14)        that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

(15)	the CUSIP number(s) of the Securities.

If any of the Securities are in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures for repurchases.

At the Company’s request, the Trustee shall give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 5.1(b); provided further, however, that the text of such notice shall be prepared by the Company.

satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 5.1(b); provided further, however, that the text of such notice shall be prepared by the Company.

(c)      Fundamental Change Purchase Notice. A Holder may exercise its right specified in Section 5.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(1)               if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(2)               the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(3)               that such Securities shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price shall be paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Article 5 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 5.1(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.3(b).

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(d)      Notwithstanding anything herein to the contrary, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.

Section 5.2.	Purchase of Securities at Option of the Holder on Specified Dates

(a)      The Company shall purchase, at the option of the Holder thereof, all or any portion of the Securities held by such Holder for Cash, in integral multiples of $1,000, on November 15, 2011, 2016 and 2021 (and if any such day is not a Business Day, on the following Business Day) (each, an “Option Purchase Date”). The purchase price shall be equal to 100% of the principal amount of the Securities being purchased, plus accrued and unpaid interest and Additional Interest, if any, to but excluding the Option Purchase Date (each, an “Option Purchase Price”).

(b)      Notice of Put Exercise. At any time from the opening of business on the date that is at least 20 but not more than 45 Business Days prior to each Option Purchase Date, the Company shall notify the Trustee of such Option Purchase Date and shall mail a written notice (the “Holder Option Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 16.2. The Holder Option Notice shall include the form of Option Purchase Notice to be completed by a Holder and returned to the Company in the event that such Holder elects such repurchase right and shall state:

(i)	The Option Purchase Date;

(ii)           the date by which the Option Purchase Notice must be delivered pursuant to the Paying Agent in order for a Holder to exercise the repurchase right under Section 5.2(a);

(iii)	the Option Purchase Price;

(iv)      the procedures that the Holder must follow to exercise its purchase its repurchase right under Section 5.2(a);

(v)         the names and addresses of the Paying Agent and the Conversion Agent;

(vi)      that the Securities must be surrendered to the Paying Agent to collect payment of the Option Purchase Price;

(vii)      that the Option Purchase Price for any Security as to which an Option Purchase Notice has been duly given and not withdrawn shall be paid promptly following the latest of the Option Purchase Date and the time of surrender of such Security;

(viii)	the current Conversion Rate;

(ix)         that the Securities with respect to which an Option Purchase Notice has been given may be converted pursuant to Article 7 of this Indenture only if either (i) the Option Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Option Purchase Price;

Option Purchase Notice has been withdrawn in accordance with the terms of this Indenture or (ii) there shall be a default in the payment of the Option Purchase Price;

(x)	the procedures for withdrawing an Option Purchase Notice;

(xi)        that, unless the Company defaults in making payment of such Option Purchase Price, interest on Securities surrendered for purchase by the Company shall cease to accrue on and after the Option Purchase Date; and

(xii)	the CUSIP number(s) of the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to repurchases.

At the Company’s request, the Trustee shall give the Holder Option Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Holder Option Notice must be given to the Holders in accordance with this Section 5.2(b); provided further, however, that the text of such notice shall be prepared by the Company.

(c)      Option Purchase Notice. A Holder may exercise its right specified in Section 5.2(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit B hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in each case in accordance with Applicable Procedures) of the exercise of such rights (an “Option Purchase Notice”) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Purchase Date. The Option Purchase Notice must state:

(i)       if Certificated Securities are to be delivered, the certificate numbers of the Securities that the Holder shall deliver to be purchased;

(ii)      the portion of the principal amount of the Securities that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and

(iii)      that such Securities shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Option Purchase Price; provided, however, that such Option Purchase Price shall be paid pursuant to this Section 5.2 only if the Security so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Option Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.2, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Article 5 that apply to the purchase of all of a Security also apply to the purchase of such a portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Option Purchase Notice contemplated by this Section 5.2(c) shall have the right to withdraw such Option Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Option Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.3(b).

A Paying Agent shall promptly notify the Company of the receipt by it of any Option Purchase Notice or written notice of withdrawal thereof.

(d)      Notwithstanding anything herein to the contrary, in the case of Global Securities, any Option Purchase Notice may be delivered or withdrawn, and such Securities may be surrendered or delivered for purchase, in accordance with the Applicable Procedures.

Section 5.3.	Effect of Put Notice

(a)      Upon receipt by any Paying Agent of a Put Notice, the Holder of the Security in respect of which such Put Notice was given shall (unless such Put Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price, in the case of a Fundamental Change Purchase Notice, or the Option Purchase Price, in the case of an Option Purchase Notice, with respect to such Security. Such Fundamental Change Purchase Price or Option Purchase Price shall be paid to such Holder promptly following the later of (i) the Fundamental Change Purchase Date, in the case of a Fundamental Change Purchase Notice (provided such Holder has satisfied the conditions in Section 5.1(c)), or the Option Purchase Date, in the case of an Option Purchase Notice (provided such Holder has satisfied the conditions in Section 5.2(c)), with respect to such Security and (ii) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 5.1(c) or Section 5.2(c), as applicable. A Security in respect of which a Put Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 7 hereof on or after the date of the delivery of such Put Notice, unless either (i) such Put Notice has first been validly withdrawn in accordance with Section 5.3(b); or (ii) there shall be a default in the payment of the Put Price, provided, that the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance herewith.

(b)      A Put Notice may be withdrawn by any Holder delivering such Put Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Put Purchase Date, specifying:

(1)               if Certificated Securities are to be withdrawn, the certificate numbers of the Securities in respect of which such notice of withdrawal is being submitted;

(2)               the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, which principal amount must be $1,000 or an integral multiple thereof; and

(3)               the principal amount, if any, of the Securities that remains subject to the original Put Notice and that has been or shall be delivered for purchase by the Company.

Section 5.4.	Deposit of Put Price

Prior to 10:00 a.m., New York City time, on a Put Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in Cash (in immediately available funds if deposited on such Put Purchase Date) sufficient to pay the aggregate Put Price of all the Securities or portions thereof that are to be purchased on that Put Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on a Put Purchase Date, Cash sufficient to pay the aggregate Put Price of all Securities for which a Put Notice has been delivered and not validly withdrawn in accordance with this Indenture, then, on and after such Put Purchase Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Put Purchase Price upon delivery of such Securities by their Holders to the Paying Agent).

Section 5.5.	Securities Purchased in Part

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after a Put Purchase Date, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 5.6.	Repayment to the Company

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Put Price of the Securities or portions thereof that

Company is obligated to purchase on the Put Purchase Date, then, promptly after the Put Purchase Date, the Paying Agent shall return any such excess Cash to the Company.

Section 5.6.	Repayment to the Company

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Put Price of the Securities or portions thereof that the Company is obligated to purchase on the Put Purchase Date, then, promptly after the Put Purchase Date, the Paying Agent shall return any such excess Cash to the Company.

Section 5.7.	Compliance with Securities Laws upon Purchase of Securities

When complying with the provisions of Article 5 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a)      comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

(b)      otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to this Article 5 to be exercised in the time and in the manner specified herein.

ARTICLE 6

MAKE-WHOLE PREMIUM

Section 6.1.	Make-Whole Premium

(a)      If a Fundamental Change occurs prior to November 15, 2011, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities on a Conversion Date that falls within a period that (i) begins at the opening of business on the date (the “Effective Notice Date”) the Fundamental Change Company Notice with respect to such Fundamental Change is mailed in accordance with Section 5.1(b) and (ii) ends at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date corresponding to such Fundamental Change. The Make-Whole Premium shall be paid to such Holders on such Fundamental Change Purchase Date. The Make-Whole Premium will be in addition to, and not in substitution for, any Cash, securities or other assets otherwise due to Holders of Securities upon conversion as provided in this Indenture.

(b)      The Make-Whole Premium with respect to a Fundamental Change shall be determined by reference to the Make-Whole Premium Table and is based on the Effective Date of such Fundamental Change and the Stock Price with respect to such Fundamental Change.

(i)               “Effective Date” with respect to a Fundamental Change means the date that such Fundamental Change becomes effective.

(ii)               “Stock Price” with respect to a Fundamental Change means the price paid (or deemed to be paid) per share of Common Stock in the transaction constituting such Fundamental Change, determined as follows:

(1)               if holders of the Common Stock receive only Cash in such Fundamental Change, the Stock Price shall be the Cash amount paid per share of Common Stock; or

(2)               otherwise, the Stock Price shall be the average of the Applicable Stock Prices for the five consecutive Trading Days immediately preceding but not including the Effective Date with respect to such Fundamental Change (which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the “ex” date of such event occurs, at any time during such five consecutive Trading Days).

(iii)             “Make Whole Premium” means, with respect to a Fundamental Change, the number of additional shares of Common Stock per $1,000 principal amount of Securities set forth on the table below (the “Make Whole Premium Table”) for the Stock Price and the Effective Date of such Fundamental Change:

MAKE WHOLE PREMIUM APPLICABLE TO

THE SECURITIES UPON FUNDAMENTAL CHANGE

(NUMBER OF ADDITIONAL SHARES OF COMMON STOCK)

EFFECTIVE DATE November 15,
STOCK PRICE	2006	2007	2008	2009	2010	2011
$4.30	25.84	25.84	25.84	25.84	25.84	25.84
$5.00	25.84	25.84	25.84	25.84	25.84	0
$6.00	25.84	25.84	25.84	25.84	17.43	0
$7.00	25.84	25.84	25.28	19.67	12.35	0
$8.00	24.04	24.53	20.62	15.77	9.78	0
$9.00	20.41	20.84	17.40	13.22	8.25	0
$10.00	17.66	18.08	15.06	11.43	7.23	0
$11.00	15.52	15.94	13.27	10.09	6.46	0
$12.00	13.79	14.23	11.85	9.04	5.84	0
$13.00	12.38	12.83	10.70	8.19	5.34	0
$14.00	11.19	11.66	9.74	7.49	4.91	0
$15.00	10.19	10.66	8.92	6.88	4.54	0
$16.00	9.32	9.80	8.22	6.36	4.21	0
$17.00	8.56	9.06	7.61	5.91	3.93	0
$18.00	7.90	8.40	7.07	5.51	3.68	0
$19.00	7.31	7.81	6.60	5.15	3.45	0
$20.00	6.79	7.29	6.17	4.83	3.25	0
$21.00	6.32	6.82	5.78	4.54	3.06	0
$22.00	5.89	6.40	5.43	4.28	2.90	0
$23.00	5.51	6.02	5.12	4.04	2.74	0
$24.00	5.16	5.66	4.83	3.82	2.60	0
$25.00	4.83	5.34	4.56	3.61	2.47	0

provided, however, that:

(1)               if at any time the Conversion Rate shall be adjusted pursuant to this Indenture, then, on the date and at the time such adjustment is so required to be made pursuant hereto, each price set forth in the Make-Whole Premium Table above under the column titled “Stock Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance herewith, immediately after such adjustment to the Conversion Rate;

above under the column titled “Stock Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance herewith, immediately after such adjustment to the Conversion Rate;

(2)               if the Stock Price is between two Stock Prices on the Make-Whole Premium Table or the Effective Date is between two Effective Dates on the Make-Whole Premium Table, the Make-Whole Premium shall be determined by straight-line interpolation between the Make-Whole Premium amounts set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;

(3)               if the Stock Price is equal to or in excess of $25.00 per share (subject to adjustment in the same manner as the Stock Price as set forth in Section 6.1(b)(iii)(1)) the Make-Whole Premium will be as set forth in the bottom row of the table; and

(4)               if the Stock Price is less than $4.30 per share (subject to adjustment in the same manner as the Stock Price as set forth in Section 6.1(b)(iii)(1)), the Make-Whole Premium shall be deemed to be equal to zero..

(c)      The Make-Whole Premium with respect to a Fundamental Change shall be paid solely in shares of Common Stock (other than Cash paid in lieu of fractional shares); provided, however, that if, in connection with such Fundamental Change, all or substantially all of the shares of Common Stock have been converted into or exchanged for Cash, other securities or other property, then such Make-Whole Premium shall be paid in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with such Fundamental Change (other than Cash paid in lieu of fractional interests in any security or pursuant to dissenters’ rights), in accordance herewith; provided, further, that if holders of the Common Stock receive or have the right to receive more than one form of consideration in connection with such Fundamental Change, then, for purposes of the immediately preceding proviso, the forms of consideration in which the Make-Whole Premium shall be paid shall be in proportion to the relative value, determined in accordance with Section 6.1(d), of the different forms of consideration paid to holders of Common Stock in connection with such Fundamental Change; provided further, that, in all cases, any fractional interests in any security (including Common Stock) or other property constituting a portion of the Make-Whole Premium payable to a Holder shall be paid exclusively in Cash (such fractional interest to be valued in accordance with Section 6.1(d)).

(d)      The value of the shares of Common Stock or other consideration for purposes of determining the number of shares of Common Stock or other consideration to be issued or delivered, as the case may be, in respect of a Make-Whole Premium with respect to a Fundamental Change shall be calculated as follows:

(i) in the case such Fundamental Change is a transaction in which all or substantially all of the shares of Common Stock have been, as of the Effective Date of such Fundamental Change, converted into or exchanged for the right to receive securities or other assets or property (including Cash), the consideration shall be valued as follows:

(1)               securities that are traded on the NYSE or other U.S. national securities exchange or approved for quotation on Nasdaq or any similar system of automated dissemination of quotations of securities prices shall be valued at 98% of the average of the volume-weighted average prices of such securities (determined in the same manner in which the Volume-Weighted Average Price is calculated in accordance herewith; provided, however, that if such volume-weighted average prices are not available, then the closing sales prices of such securities (determined in the same manner in which the Closing Sale Price is calculated in accordance herewith) on such exchange or system for the five consecutive Trading Days beginning on the second Trading Day after the Effective Notice Date of such Fundamental Change; provided, however, that the Board of Directors shall, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), make appropriate adjustments to account for any event that, assuming such securities were Common Stock, would require, pursuant hereto, an adjustment to the Conversion Rate to become effective, or any such event whose “ex” date occurs, at any time during such five consecutive Trading Days,

(2)               other securities, assets or property (other than Cash) shall be valued at 98% of the average of the fair market value of such securities, assets or property (other than Cash) as of the close of business on the sixth Trading Day after the Effective Notice Date of such Fundamental Change, as determined by two independent nationally recognized investment banks selected by the Company, and

(3)	100% of any Cash.

(ii)               in all other cases, the value of each share of Common Stock shall be the average of the Applicable Stock Prices for the five consecutive Trading Days immediately preceding but not including the Effective Date with respect to such Fundamental Change (which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the “ex” date of such event occurs, at any time during such five consecutive Trading Days).

(e)      A calculation agent appointed from time to time by the Company (the “Calculation Agent”) shall, on behalf of and on request by the Company, calculate (A) the Stock Price and (B) the Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee. In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee, make the determinations described in Section 6.1(d) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the Business Day prior to the applicable Fundamental Change Purchase Date. The Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, shall, on the date that is the seventh Trading Day after the Effective Notice Date with respect to a Fundamental Change in connection with which a Make-Whole Premium is payable, mail to each Holder a notice in accordance with Section 16.2, and the Company shall disseminate on such day a press release, setting forth the Stock Price and Make-Whole Premium per $1,000 principal amount of Securities (including the amount and kind of consideration per $1,000 principal amount in which such Make-Whole Premium is payable) with respect to such Fundamental Change. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. The Company shall verify, in writing, to the Trustee all calculations made by the Calculation Agent pursuant to this Section 6.1(e). A Calculation Agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be responsible for any of the aforementioned calculations and shall be entitled to rely on an Officers’ Certificate with respect to the same.

(f)       Prior to 10:00 a.m., New York City time, on each Fundamental Change Purchase Date on which a Make-Whole Premium is payable, the Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company or an Affiliate or Subsidiary of the Company is acting as the Paying Agent, set aside, segregate and hold in trust as provided in Section 2.4) a number of shares of Common Stock (or other consideration in which such Make-Whole Premium is payable as herein provided), plus an amount in Cash for fractional interests in accordance with Section 6.1(c), sufficient to pay the aggregate Make-Whole Premium due on such Fundamental Change Purchase Date. Payment of the Make-Whole Premium for Securities surrendered for conversion within the period described in Section 6.1(a) shall be made promptly on the applicable Fundamental Change Purchase Date by mailing checks in respect of Cash (or delivering such Cash by wire transfer if permitted in accordance with Section 9.1) and otherwise delivering entitlements to securities, other assets or property for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Register.

ARTICLE 7

CONVERSION

Section 7.1.	Conversion Privilege.

Subject to and upon compliance with the provisions of this Article 7 and paragraph 8 of the Security, at the option of the Holder thereof, any Security, in whole or in part, may be converted into fully paid and non-assessable Common Stock at a Conversion Rate (the “Conversion Rate”), initially equivalent to 206.7183 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment pursuant to Section 7.6, on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Final Maturity Date.

Section 7.2.	Conversion Procedure

(a)      The right of conversion attaching to any Security may be exercised at any time during which conversion is permitted in accordance with Section 7.1 (i) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the Applicable Procedures, or (ii) if such Security is represented by a Certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied, in either case, by: (1) a duly signed and completed conversion notice, in the form as set forth on the reverse of Security attached hereto as Exhibit A (a “Conversion Notice”); (2) if such Certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Conversion Agent in accordance with Section 2.7 regarding the loss, theft, destruction or mutilation of the Security; (3) appropriate endorsements and transfer documents if required by the Conversion Agent; and (4) payment of any tax or duty, in accordance with Section 7.4, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” The Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion (and Cash in lieu of any fractional shares pursuant to Section 7.3) as soon as practicable after all of the requirements for such conversion have been satisfied.

(b)      The person in whose name the Security is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security or satisfaction of the other conditions in Section 7.2(b) on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall, provided that all such conditions have been satisfied, be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date on which all such conditions have been satisfied and such Security was delivered as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No separate payment or adjustment will be made for accrued and unpaid interest on a converted Security or for dividends or distributions on shares of Common Stock issued upon conversion of a Security except as provided in this Indenture.

(c)      Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount of the unconverted portion of the Security surrendered.

Section 7.3.	Fractional Shares

The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver Cash in an amount equal to the value of such fraction computed on the basis of the Applicable Stock Price on the Trading Day immediately before the Conversion Date.

The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver Cash in an amount equal to the value of such fraction computed on the basis of the Applicable Stock Price on the Trading Day immediately before the Conversion Date.

Section 7.3.	Fractional Shares

computed on the basis of the Applicable Stock Price on the Trading Day immediately before the Conversion Date.

Section 7.4.	Taxes on Conversion

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of shares of Common Stock upon exercise of such conversion rights. However, the Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of shares of Common Stock in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing shares of Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duties which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 7.5.	Company to Provide Stock

(a)      The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(b)      All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares or shares held in the treasury of the Company, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(c)      The Company shall comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on the NYSE or any United States national or regional securities exchange or on Nasdaq or such other market on which the Common Stock is then listed or quoted; provided, however, that, if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

(d)      Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect solely of its right to conversion.

Section 7.6.	Adjustment of Conversion Rate

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)      In case the Company shall (i) issue shares of its Common Stock as a dividend or distribution on its Common Stock or (ii) subdivide, combine or reclassify its outstanding

Common Stock, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have been entitled to (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision, combination or reclassification not to issue fractional shares of Common Stock) had such Security been converted immediately prior to the record date of such event or the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)      In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (as determined in accordance with subsection (f) of this Section 7.6) of Common Stock on the record date for such issuance (other than a distribution of rights pursuant to the Existing Rights Plan), the Conversion Rate in effect immediately prior to the close of business on the record date for the issuance shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding (excluding shares held in the treasury of the Company) at the close of business on such record date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise) and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding (excluding shares held in the treasury of the Company) at the close of business on such record date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such Current Market Price per share of Common Stock. Such increase shall become effective immediately prior to the opening of business on the Business Day following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 7.6(b). Notwithstanding the preceding sentence, the Conversion Rate will be adjusted in accordance with this Section 7.6(b) to the extent that such rights or warrants are not exercised prior to their expiration.

(c)      In case the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company, evidences of indebtedness or other non-Cash assets, or rights or warrants (excluding (i) dividends, distributions and rights or warrants referred to in subsection (a) or (b) of this Section 7.6, (ii) distributions referred to in subsection (e) of this Section 7.6 and (iii) the distribution of rights pursuant to a shareholder rights plan (including the Existing Rights Plan) for which provision has been made in accordance with the third paragraph of this Section 7.6(c)), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the distribution by a fraction of which (A) the numerator shall be the Current Market Price per share (as defined in subsection (f) of this Section 7.6)) of the Common Stock on such record date and (B) the denominator shall be an amount equal to (I) such Current Market Price per share less (II) the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the record date); provided, however, that, in the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion (in addition to any other consideration payable hereunder upon conversion) the amount of capital stock, evidences of indebtedness or other non-Cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 7.6(c). Such adjustment (if any) shall be made successively whenever any such distribution is made and shall become effective immediately after such record date.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 7.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the applicable Current Market Price per share of Common Stock.

The Company shall make adequate provisions such that, upon conversion of the Securities into Common Stock, to the extent that the Existing Rights Plan or any new shareholder rights plan (i.e. poison pill) hereafter implemented by the Company is in effect upon such conversion, the Holders of Securities will receive, in addition to the Common Stock and other consideration payable hereunder upon conversion, the rights described in such Existing Rights Plan or new rights plan (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in such Existing Rights Plan or new rights plan. Any distribution of rights or warrants pursuant to such Existing Rights Plan or new rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 7.6(c).

(d)      In case the Company shall dividend or distribute (other than in connection with a liquidation, dissolution or winding up of the Company) Cash (a “Cash Dividend”) to all holders of Common Stock (other than a distribution requiring an adjustment to the Conversion Rate pursuant to Section 7.6(e)), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such dividend or distribution by a fraction (A) whose numerator shall be the average of the Volume-Weighted Average Prices per share of Common Stock (or, if such Volume-Weighted Average Prices are not available, the Closing Sale Prices) for the five consecutive Trading Days ending on the date immediately preceding the “ex” date (as defined in Section 7.6(f)) for such Cash Dividend or distribution (which average shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the “ex” date of such event occurs, at any time during such five consecutive Trading Days); and (B) whose denominator shall be an amount equal to (I) such average Volume-Weighted Average Price (or, if applicable, average Closing Sale Price) per share of Common Stock less (II) the amount per share of Common Stock of such Cash Dividend or distribution. An adjustment to the Conversion Rate pursuant to this Section 7.6(d) shall become effective immediately prior to the opening of business on the Business Day immediately following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 7.6(d).

(e)      In case the Company or any Subsidiary of the Company shall distribute Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock where the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Current Market Price per share (as determined in accordance with subsection (f) of this Section 7.6) of Common Stock on the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Current Market Price per share of Common Stock (as determined in accordance with subsection (f) of this Section 7.6) on the Expiration Date and (b) an amount equal to the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (excluding Purchased Shares and shares held at such time in the treasury of the Company) and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares but excluding shares held at such time in the treasury of the Company) and (II) such Current Market Price per share of Common Stock on the Expiration Date. An increase, if any, to the Conversion Rate pursuant to this Section 7.6(e) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 7.6(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 7.6(e).

(f)       For the purpose of making a computation pursuant to this Section 7.6, the current market price (the “Current Market Price”) on a date of determination shall mean the average of the Closing Sale Prices per share of Common Stock for the five consecutive Trading Days ending on the date of determination; provided, however, that such Current Market Price shall be appropriately adjusted by the Board of Directors, in its good faith determination (which determination shall be described in a resolution of the Board of Directors), to account for any adjustment pursuant hereto (other than the adjustment requiring such computation) to the Conversion Rate that shall become effective, or any event (other than the event requiring such computation) requiring, pursuant hereto, an adjustment to the Conversion Rate where the “ex” date of such event occurs, at any time during such five consecutive Trading Days. For purposes hereof, the term “ex” date means (i) when used with respect to any dividend or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such dividend or distribution; and (ii) when used with respect to any tender offer or exchange offer, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

(g)      In any case in which this Section 7.6 shall require that an adjustment be made following a record date or Expiration Date, as the case may be, established for purposes of this Section 7.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 7.9) issuing to the Holder of any Security converted after such record date or Expiration Date the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-Cash assets or rights or warrants issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company, evidences of indebtedness or other non-Cash assets or rights or warrants issuable, or Cash payable, upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares, evidences of indebtedness or other non-Cash assets or rights or warrants the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Expiration Date had not occurred.

Section 7.7.	No Adjustment

No adjustment in the Conversion Rate shall be required unless the adjustment would result in a change in the Conversion Rate of at least 1%; provided, however, that any adjustment which by reason of this Section 7.7 is not required to be made shall be carried forward and taken into account in subsequent adjustments. All calculations under this Article 7 shall be made to the nearest one-thousandth of a cent or to the nearest one-thousandth of a share, as the case may be.

Except as otherwise provided for in this Indenture, the Company shall not be required to adjust the Conversion Rate for the issuance of its Common Stock or any securities convertible or exchangeable for its Common Stock or the right to purchase its Common Stock or such convertible or exchangeable securities.

No adjustment need be made for (i) issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or the investment of additional optional amounts thereunder in shares of Common Stock or for a change in the par value or a change to no par value of the Common Stock or (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries.

To the extent that the Securities become convertible into the right to receive Cash, interest will not accrue on such Cash.

No adjustment to the Conversion Rate need be made pursuant to Section 7.6 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

No adjustment to the Conversion Rate need be made upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

No adjustment to the Conversion Rate need be made for accrued and unpaid interest, including additional interest, if any.

Section 7.8.	Other Adjustments

Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate by any amount for a period of at least 20 days if the Company’s Board of Directors determines that such increase would be in the best interests in the Company, provided the Company has given to holders at least 15 days’ prior notice, in accordance with Section 16.2, of any such increase in the Conversion Rate. Subject to applicable stock exchange rules and listing standards, the Company shall be entitled to increase the Conversion Rate, in addition to the events requiring an increase in the Conversion Rate pursuant to Section 7.6, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to stockholders in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders.

Section 7.9.	Notice of Adjustment

Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment in accordance with Section 16.2, and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 7.10.	Limitation on Conversions.

Notwithstanding any other provision of this Article 7, no Initial Purchaser and no Affiliate of any such Initial Purchaser or other person acting on behalf of such Initial Purchaser (a "Purchaser Affiliate"), may convert any Securities (whether or not acquired directly from the Company), if the number of shares of Common Stock that would be received by such Initial Purchaser or Purchaser Affiliate, when aggregated with all other shares of Common Stock previously acquired upon conversion of any Securities by such Initial Purchaser and its Purchaser Affiliates as a group (whether or not such previously-acquired shares are still held by such Initial Purchaser or a Purchaser Affiliate), would exceed 1,280,652 shares. Any Holder who submits a Conversion Notice shall be deemed to certify that the conversion contemplated by such Conversion Notice is not prohibited by the provisions of this Section 7.10 and that it was in compliance with such provisions.

Section 7.11.	Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege

If (1) there shall occur (a) any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) a statutory share exchange, consolidation, merger or combination involving the Company other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) a sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to another Person; and (2) pursuant to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, holders of outstanding shares of Common Stock would be entitled to receive stock (other than Common Stock), other securities, other property, assets or Cash for such shares of Common Stock, then the Company, or such successor or surviving, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that, at and after the effective time of such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including Cash) receivable upon such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, assuming that such Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Stock to select a particular type of consideration. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 7. If, in the case of any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including Cash) receivable thereupon by a holder of Common

Stock include shares of stock or other securities and property of a Person other than the successor or surviving, purchasing or transferee Person, as the case may be, in such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 7.11 shall similarly apply to successive reclassifications, statutory share exchanges, consolidations, mergers, combinations, sales and conveyances. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have pursuant to Section 7.6(c) to receive rights and warrants in accordance therewith.

In the event the Company shall execute a supplemental indenture pursuant to this Section 7.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including Cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, statutory share exchange, consolidation, merger, combination, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been satisfied and (y) an Opinion of Counsel that all conditions precedent have been satisfied, and shall promptly mail notice thereof to all Holders.

Section 7.12.	Trustee’s Disclaimer

The Trustee shall have no duty to determine when an adjustment under this Article 7 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment set forth in, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 7.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 7.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 7.11.

Section 7.13.	[Reserved].
Section 7.14.	Effect of Conversion; Conversion After Record Date

Except as provided in this Section 7.14, a converting Holder of Securities shall not be entitled to receive any separate Cash payments with respect to accrued and unpaid interest on any such Securities being converted. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or Cash payable upon conversion in accordance with this Article 7, the Company will have satisfied its obligations with respect to the Securities and any accrued and unpaid interest on such Securities will not be paid. If any Securities are converted after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date, the Holder of such Securities as of the close of business on such Interest Payment Record Date shall receive, on such Interest Payment Date, the interest payable on such Security on such Interest Payment Date notwithstanding the conversion thereof; provided, however, each Security surrendered for conversion after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date shall be accompanied by payment from the converting Holder thereof, for the account of the Company, in Cash, an amount equal to the interest payable on such Security on such Interest Payment Date; provided further that no such payment need be made if (a) the Company has specified a Redemption Date that is after the close of business on an Interest Payment Record Date but on or prior to the corresponding Interest Payment Date or that results in conversion prior to that Interest Payment Date, (b) any overdue interest exists at the time of conversion with respect to such Security, but only to the extent of the amount of such overdue interest or (c) the Holder surrenders any Securities for conversion after the close of business on the Interest Payment Record Date relating to the final Interest Payment Date.

Except as otherwise provided in this Indenture, no payment or adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

ARTICLE 8

SUBSIDIARY GUARANTEE

Section 8.1.	Subsidiary Guarantors

If any Subsidiary of the Company shall guarantee any obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses by the Company (other than the Existing Credit Facility, (each such obligation a “Debt Security”) the Company shall (i) cause each of (1) such Subsidiary and (2) any Subsidiary to which the Company has transferred all or substantially all of its assets concurrently to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee (a “Subsidiary Guarantee”) all of the Company’s obligations under the Securities and this Indenture on a senior unsecured basis, on terms substantially consistent with guarantees of substantially similar debt obligations, to the same extent as the Subsidiary referred to above in (1) guaranteed such other Debt Securities and (ii) cause an Opinion of Counsel to be delivered to the Trustee to the effect that such supplemental indenture has been duly authorized and executed by each such Person and constitutes the valid, binding and enforceable obligation of each such Person (subject to customary exceptions concerning creditors’ rights and equitable principles).

Such supplemental indenture shall be executed by manual signature on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President or Chief Financial Officer or Vice Presidents, attested by its Secretary or Assistant Secretary.

Such supplemental indenture bearing the manual signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of the supplemental indenture or did not hold such offices at the date of such supplemental indenture.

Section 8.2.	Subsidiary Guarantors May Consolidate, Etc., on Certain Terms

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of any Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any sale or conveyance of the property of any Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or any other Subsidiary Guarantor.

Section 8.3.	Release of Subsidiary Guarantors

If (i) subject to Article 10 hereof, any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor occurs (by way of merger, consolidation or otherwise) or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, (ii) in the case of a Subsidiary referred to in Section 8.1(i)(1) hereof, such Subsidiary is no longer a guarantor of any Debt Securities, or (iii) in the case of a Subsidiary referred to in Section 8.1(i)(2) hereof, no Subsidiary of the Company is a guarantor of any Debt Securities, and, in any such case, if the Company shall deliver to the Trustee an Officers’ Certificate certifying to that effect as of the date of such Officers’ Certificate, then automatically, without the requirement of any further action by the Company, such Subsidiary or the Trustee, such Subsidiary shall cease to be a Subsidiary Guarantor hereunder and such Subsidiary or, as applicable in the case of clause (i) above, the acquiring Person shall have no continuing obligation or liability under its Subsidiary Guarantee. The Trustee shall, at the Company’s expense, execute and deliver such instruments as the Company may reasonably request to evidence such termination.

ARTICLE 9

COVENANTS

Section 9.1.	Payment of Securities

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. The principal amount, Redemption Price and Put Price and accrued and unpaid interest shall be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m., New York City time, on such date, in accordance with this Indenture, Cash designated and sufficient for the payment of all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest at the rate borne by the Securities per annum. Except as otherwise specified, all references in this Indenture or the Securities to interest shall be deemed to include, without duplication, Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 9.2.	Reports and Certain Information

(a)      Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, at any time when any of the Securities are Restricted Securities, file with the SEC the annual reports and information, documents and other reports which are specified in Section 13 or 15(d) of the Exchange Act within the time periods specified by the SEC. The Company shall file with the Trustee, within 5 days after the date the Company is required to file them with the SEC, copies of its annual report and the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall comply with the provisions of TIA Section 314(a), whether or not the Company is required to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

(b)      At any time when the Securities are Restricted Securities, and the Company is not subject to, or is not in compliance with, Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion of Securities, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall mean such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act or any successor provision.

(c)	The Company shall notify the Trustee of any changes to its fiscal year.
Section 9.3.	Compliance Certificates

The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and at least one other Officer of the Company, as to his or her knowledge of the Company’s compliance with all terms, conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.

Section 9.4.	Maintenance of Corporate Existence

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence or, following any consolidation, merger, conveyance, transfer or lease in accordance with Section 10.1, its legal existence as a Person permitted to be the resulting, surviving or transferee Person in accordance with Section 10.1.

Section 9.5.	Stay, Extension and Usury Laws

The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price or Put Price in respect of Securities, or any interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.6.	Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent

The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent in the Borough of Manhattan, the City of New York where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby designates the Corporate Trust Office as one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 16.2.

Section 9.7.	Notice of Default

In the event that any Default or Event of Default shall occur, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

ARTICLE 10

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 10.1.	Company May Consolidate, Etc., Only on Certain Terms

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving Person) or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor Person, unless:

(1)	either:
(A)	the resulting, surviving or transferee Person is the Company or

(B)     the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(2)               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)               the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, the Company may transfer all or substantially all of its assets to a wholly-owned Subsidiary without such Subsidiary assuming the obligations of the Company under the Securities and this Indenture, provided that (i) such Subsidiary shall be required to become a Subsidiary Guarantor pursuant to Section 8.1 hereof if the Company issues

Debt Securities and any of the Company’s Subsidiaries guarantee such Debt Securities, (ii) such Subsidiary is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, (iii) immediately after giving effect to such transfer, no Default or Event of Default shall have occurred and be continuing and (iv) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transfer complies with this Article and that all conditions precedent herein provided for relating to such transfer have been complied with.

Section 10.2.	Successor Substituted

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 11

DEFAULT AND REMEDIES

Section 11.1.	Events of Default

An “Event of Default” shall occur if:

(1)               the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at maturity, upon Redemption, on a Put Purchase Date or otherwise);

(2)               the Company defaults in the payment of any accrued and unpaid interest (including Additional Interest, if any, and any Make-Whole Premium) when due and payable, and such default continues for a period of 30 days;

(3)               the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

(4)               the Company fails to provide the Fundamental Change Company Notice when required by this Indenture;

(5)               the Company fails to comply with any of its other agreements contained in the Securities or in this Indenture (other than those referred to in clauses 1 through 4 above or clause 9 below) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

(6)               the Company or any Significant Subsidiary fails to make any payment of principal in excess of $10,000,000 in respect of indebtedness for borrowed money, when and as the same shall become due and payable, whether at maturity or upon acceleration, and such indebtedness is not paid, or such acceleration is not rescinded, by the end of the 30th day after receipt by the Company or such Significant Subsidiary of a Notice of Default;

(7)               the Company, or any other Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case or proceeding;

(B)     consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)     consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)	makes a general assignment for the benefit of its creditors; or

(8)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)     is for relief against the Company or a Significant Subsidiary in an involuntary case or proceeding;

(B)     appoints a Custodian of the Company or a Significant Subsidiary for any substantial part of the property of the Company or such Significant Subsidiary; or

(C)     orders the winding up or liquidation of the Company or a Significant Subsidiary;

and in each case of this subclause (8) the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(9)               The Company fails to perform or comply with Article 8 hereof, or any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or is declared to be null and void and unenforceable or the Subsidiary Guarantee is found to be invalid or a Subsidiary Guarantor that is a Significant Subsidiary denies its liability under its Subsidiary

Guarantee (other than by reason of release of the Subsidiary Guarantor in accordance with the terms of this Indenture).

A default under clause (5) or (6) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (5) or (6) above, as applicable, after actual receipt of such notice. The notice given pursuant to this Section 11.1 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 11.1 is cured in accordance herewith, it shall cease to be a Default.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company (including, without limitation, pursuant to Section 9.3), a Paying Agent, any Holder or any agent of any Holder.

Section 11.2.	Acceleration

If an Event of Default (other than an Event of Default with respect to the Company specified in clause (7) or (8) of Section 11.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of plus interest (including Additional Interest, if any) accrued and unpaid through the date of such declaration on all the Securities then outstanding to be due and payable upon any such declaration, and the same shall thereupon become and be immediately due and payable.

If an Event of Default with respect to the Company specified in clause (7) or (8) of Section 11.1 occurs, all unpaid principal of plus accrued and unpaid interest (including Additional Interest, if any) on all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities then outstanding or the Holders originally causing the acceleration by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) the rescission would not conflict with any existing order or decree, (b) all existing Events of Default, other than the nonpayment of the principal of plus accrued and unpaid interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (c) all payments due to the Trustee and any predecessor Trustee under Section 12.6 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 11.3.	Other Remedies

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 11.4.	Waiver of Defaults and Events of Default

Subject to Sections 11.7 and 13.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal of, or any interest (including Additional Interest, if any) on any Security, or the payment of any applicable Fundamental Change Purchase Price or Redemption Price, or a failure by the Company to convert any Securities in accordance with Article 7 or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 13.2, cannot be modified or amended without the consent of the Holders of each outstanding Security. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 11.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 11.5.	Control by Majority

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it under this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity reasonably satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided further that this provision shall not affect the rights of the Trustee set forth in Section 12.1(b)(v). This Section 11.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 11.6.	Limitations on Suits

Subject to Section 11.7, a Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)               the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)               the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)               such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)               the Trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of security or indemnity; and

(5)               no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 11.7.	Rights of Holders to Receive Payment and to Convert

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Redemption Price, Fundamental Change Purchase Price or interest (including Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 7 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 11.8.	Collection Suit by Trustee

If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 11.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 12.6.

Section 11.9.	Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 12.6, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 11.10.	Priorities

Any money or property collected by the Trustee pursuant to this Article 11, and after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be paid out in the following order:

First, to the Trustee (including any predecessor Trustee) for amounts due under Section 12.6;

Second, to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Fundamental Change Purchase Price or interest (including Additional Interest, if any) or Make-Whole Premium, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 11.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 11.11.	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 11.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 11.7, or a suit by Holders of more than 25% in aggregate principal amount of the Securities then outstanding. This Section 11.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 11.12.	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 11 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 12

TRUSTEE

Section 12.1.	Certain Duties and Responsibilities of Trustee

(a)      The Trustee, prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all Events of Default with respect to the Securities that may have occurred, shall undertake to perform with respect to the Securities such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities has occurred (that has not been cured or waived), the Trustee shall exercise with respect to the Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            prior to the occurrence of an Event of Default with respect to the Securities and after the curing or waiving of all such Events of Default with respect to the Securities that may have occurred:

(1)               the duties and obligations of the Trustee shall with respect to the Securities be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Securities except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)               in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Securities conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii)               This subsection shall not be construed to limit the effect of Section 12.1(b)(v).

(iii)             the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iv)              the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time Outstanding (determined as provided in Section 2.8) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities; and

(v)               None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(c)      Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 12.2.	Certain Rights of Trustee

Except as otherwise provided in Section 12.1:

(a)      The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)      Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a resolution of the Company’s Board of Directors or an instrument signed in the name of the Company, by one or more Officers thereof (unless other evidence in respect thereof is specifically prescribed herein);

(c)      The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(d)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e)      The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f)       The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, but the Trustee, in its discretion, may make even further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)      The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)      The Trustee shall not be deemed to have knowledge or be charged with knowledge of an Event of Default except (i) if the Trustee is acting as Paying Agent, any Default or Event of Default occurring pursuant to Sections 9.1, 11.1(1) or 11.1(2) and (ii) any Default of Event of Default of which the Trustee shall have received written notification which references the Securities and this Indenture or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 9.2 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein);

(i)       The rights, privileges, protections, immunities and benefits given to the Trustee pursuant hereto, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed by the Trustee to act hereunder;

(j)       The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty;

(k)      The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)       Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(m)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 12.3.	Trustee Not Responsible for Recitals or Issuance or Securities

(a)      The recitals contained herein and in the Securities shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

(b)      The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.

(c)      The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.1, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

(d)      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the Securities or the proceeds from the Securities, it shall not be responsible for the correctness of any recital contained, or for any statement of the Company, in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication, or the determination as to which beneficial owners are entitled to receive any notices hereunder. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture or the Securities or any document issued in connection with the sale of Securities.

Section 12.4.	May Hold Securities

The Trustee or any Paying Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent or Security Registrar.

Section 12.5.	Moneys Held in Trust

Subject to the provisions of Section 11.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

Section 12.6.	Compensation and Reimbursement

(a)      The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from the Trustee’s gross negligence, bad faith or willful misconduct. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith or willful misconduct on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section shall survive the discharge of this Indenture and resignation or removal of the Trustee.

(b)      The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 11.1(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For the purposes of this Section 12.6, the “Trustee” shall include any predecessor Trustee; provided, however, that the gross negligence, bad faith or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 12.7.	Reliance on Officers’ Certificate

Except as otherwise provided in Section 12.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate or Opinion of Counsel delivered to the Trustee and such certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

Section 12.8.	Disqualification; Conflicting Interests

If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

Section 12.9.	Corporate Trustee Required; Eligibility

There shall at all times be a Trustee with respect to the Securities issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the SEC, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus, or being a member of a bank holding company with a combined capital and surplus, of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.10.

Section 12.10.	Resignation and Removal; Appointment of Successor

(a)      The Trustee or any successor hereafter appointed may at any time resign as Trustee with respect to the Securities by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the Securities by or pursuant to a resolution of the Board of Directors. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)	In case at any time any one of the following shall occur:

(i)                the Trustee shall fail to comply with the provisions of Section 12.8 after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii)               the Trustee shall cease to be eligible in accordance with the provisions of Section 12.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii)             the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to all Securities and appoint a successor trustee by or pursuant to a resolution of the Company’s Board of Directors, or, unless the Trustee’s duty to resign is stayed as provided herein, subject to Section 11.11, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)      The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after such notification of removal by the Holders, the Trustee to be removed may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may, as it may deem proper prescribe or appoint a successor trustee.

(d)      Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Securities pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.11.

(e)      So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the Holders of a majority in principal amount of the Securities at that time outstanding pursuant to Subsection (c) of this Section, if the Company shall have delivered to the Trustee (i) a resolution of the Company’s Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 12.11, the Trustee shall be deemed to have resigned as contemplated in Subsection (a) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Subsection (a) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 12.11, all as of such date, and all other provisions of this Section and Section 12.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this Subsection (e).

(f)	At any time there shall be only one Trustee with respect to the Securities.
Section 12.11.	Acceptance of Appointment By Successor

(a)      In case of the appointment hereunder of a successor trustee with respect to the Securities, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided for in Section 12.6(b).

(b)      Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

(c)      No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 12.

(d)      Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 12.12.	Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 12.8 and eligible under the provisions of Section 12.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any

Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 12.13.	Preferential Collection of Claims Against the Company

The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent included therein.

Section 12.14.	Notice of Defaults

If a Default or Event of Default occurs and is continuing hereunder and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after such Default or Event of Default. Except in the case of a default in payment of principal of or interest (including Additional Interest, if any) on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interest, of the Holders of such Securities.

Section 12.15.	Reports by Trustee

(a)      Within sixty (60) days after November 15 of each year commencing with the year 2007, the Trustee shall transmit to Securityholders such reports dated as of November 15 of the year in which such report is made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA, including, without limitation, Section 313(a) thereof, at this times and in the manner provided pursuant thereto. In the event that, on any such reporting date, no events have occurred under the applicable sections of the Trust Indenture Act within the 12 months preceding such reporting date, the Trustee shall be under no duty or obligation to provide such reports. The Trustee shall also comply with TIA Section 313(b)(2). The Trustee shall transmit by mail all reports as required by TIA Section 313(c).

(b)      A copy of each such report shall, at the time of such transmission to Securityholders, be delivered to the Company and filed by the Trustee with each stock exchange upon which the Securities are listed and with the SEC in accordance with TIA Section 313(d). The Company will notify the Trustee when the Securities are listed on any stock exchange.

ARTICLE 13

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 13.1.	Without Consent of Holders

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or consent of, any Securityholder:

(a)      to cure any ambiguity, defect or inconsistency, to correct or supplement any provision herein or in any Subsidiary Guarantee which may be inconsistent with any other provision herein or in any Subsidiary Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture or any Subsidiary Guarantee which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (a) shall not adversely affect the interests of the Holders in any material respect;

(b)      to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(c)      to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;

(d)      to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect in any material respect the legal rights under this Indenture of any Securityholder;

(e)	to add a guarantor;

(f)       to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)	to secure the Securities;

(h)      to comply with the rules of any applicable securities depositary, including the Depositary; or

(i)       to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture.

Section 13.2.	With Consent of Holders

The Company and the Trustee may amend or supplement the Securities, this Indenture or any Subsidiary Guarantee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 11.4 and Section 11.7, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in any instance by the Company with any provision of the Securities or this Indenture without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 13.4, without the consent of the Holders of each Security then outstanding, an amendment, supplement or waiver may not:

(a)      change the stated maturity of the principal of or the payment date of any installment of interest (including Additional Interest, if any) on or with respect to the Securities;

(b)      reduce the principal amount of, the Redemption Price or Put Price of, or the Make-Whole Premium or rate of interest or Additional Interest on, any Security;

(c)      reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)      change the currency in which payment of principal of, the Redemption Price or Put Price of, or interest with respect to, the Securities is payable;

(e)      impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f)       modify the provisions with respect to the purchase rights of Holders as provided in Article 5 in a manner adverse to Holders;

(g)      adversely affect the right of Holders to convert Securities other than as provided in this Indenture;

(h)      reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of this Indenture; or

(i)       alter the manner of calculation or rate of accrual of interest or Additional Interest, Redemption Price or Put Price or the Make-Whole Premium on any Security or extend the time for payment of any such amount.

It shall not be necessary for the consent of the Holders under this Section 13.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under Section 13.1 or this Section 13.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 13.3.	Compliance with Trust Indenture Act

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 13.4.	Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

Section 13.5.	Notation on or Exchange of Securities

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 13.6.	Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 13 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 12.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

Section 13.7.	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 14

[RESERVED]

ARTICLE 15

SATISFACTION AND DISCHARGE

Section 15.1.	Satisfaction and Discharge of the Indenture

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)	either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

(ii)               all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable whether at the Final Maturity Date or upon acceleration, or on any Redemption Date (including under arrangements satisfactory to the Trustee with respect to the delivery of the notice of redemption), or with respect to any Put Purchase Date, and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, Cash, Common Stock or other consideration, or a combination thereof, as applicable hereunder, sufficient to pay on such date all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7) on such date;

(b)      the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)      the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 12.6 and, if money shall have been deposited with the Trustee pursuant to Section 15.1(a)(ii), the obligations of the Trustee under Section 15.2 shall survive such satisfaction and discharge.

Notwithstanding anything herein to the contrary, Article 7, Article 15, and Section 2.4, Section 2.6, Section 2.7, Section 2.8, Section 2.14, Section 9.1, Section 9.5 and Section 9.6 shall survive any discharge of this Indenture until such time as there are no Securities outstanding.

Section 15.2.	Repayment to the Company

The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee, the Paying Agent and the Conversion Agent shall have no further liability to the Securityholders with respect to such Cash or securities for that period commencing after the return thereof.

ARTICLE 16

MISCELLANEOUS

Section 16.1.	Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, including, without limitation, the duties imposed by TIA Section 318(c), the required provision of the TIA shall control.

Section 16.2.	Notices

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

C&D Technologies, Inc.

1400 Union Meeting Road

Blue Bell, Pennsylvania 19422-0858

Attention: Chief Financial Officer

Facsimile No.: (215) 619-7841

if to the Trustee, to:

The Bank of New York

101 Barclay Street, Floor 8W

New York, New York 10286

Attention:	Corporate Trust Division - Corporate Finance Unit

Facsimile No.: (212) 815-5707

Such notices or communications to the Trustee shall be effective when received.

The Company or the Trustee by notice to the other in the manner prescribed above may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by an overnight delivery service to it at its address shown on the Register and shall be sufficiently given if so mailed or delivered within the time prescribed. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except as set forth about as to the Trustee, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.3.	Communications by Holders with Other Holders

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and any other Person shall have the protection of TIA Section 312(c).

Section 16.4.	Certificate and Opinion as to Conditions Precedent

(a)      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)               an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)               an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)      Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than an Officers’ Certificate provided pursuant to Section 9.3) shall include:

(1)               a statement that the person making such certificate or opinion has read such covenant or condition;

(2)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)               a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)               a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.5.	Record Date for Vote or Consent of Securityholders

The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 13.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 16.6.	Rules by Trustee, Paying Agent, Registrar and Conversion Agent

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 16.7.	Legal Holidays

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If an Interest Payment Record Date is a Legal Holiday, the record date shall not be affected.

Section 16.8.	Governing Law; Jury Trial Waiver

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 16.9.	No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.10.	No Recourse Against Others

All liability described in paragraph 16 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 16.11.	Successors

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 16.12.	Multiple Counterparts

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 16.13.	Separability

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.14.	Calculations in Respect of the Securities

The Company or its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company or its agents shall provide a copy of such calculations to the Trustee as required hereunder, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

Section 16.15.	Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

C&D TECHNOLOGIES, INC.

By:	___________________________
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:	___________________________
Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 , AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON

_________________________

1 legend to be included only if the Security is a Global Security.

2 legend to be included only if the Security is a Restricted Security.

CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT INCLUDING WITHOUT LIMITATION THE EXEMPTION PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.] 3

_________________________

3 legend to be included only if the Security is a Restricted Security.

C&D TECHNOLOGIES, INC.

5.50% Convertible Senior Notes due 2026

No. CUSIP: 124661 AB 5

C&D Technologies, Inc., a Delaware corporation (the “Company,” which term shall include any successor Person under the Indenture referred to on the reverse hereof), promises to pay to, or registered assigns, the principal amount of Fifty-Four Million Five Hundred Thousand Dollars ($54,500,000.00) on November 15, 2026, and to pay interest thereon, in arrears, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or if no interest has been paid, from, and including November 21, 2006), to, but excluding, May 15 and November 15 of each year (each, an “Interest Payment Date”), beginning on May 15, 2007, at a rate of 5.50% per annum until the principal hereof is paid or made available for payment at November 15, 2026, or upon acceleration, or until such date on which this security is converted, redeemed or purchased as provided herein. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the May 1, or November 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date (each, an “Interest Payment Record Date”); provided, however, that interest shall be paid to a Person other than the Person in whose name this Security is registered at the close of business on the Interest Payment Record Date as provided herein.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: November 21, 2006

C&D TECHNOLOGIES, INC.

By:	_______________________________
Name:
Title:

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:	_______________________________

Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

C&D TECHNOLOGIES, INC.

5.50% CONVERTIBLE SENIOR NOTES DUE 2026

This Security is one of a duly authorized issue of 5.50% Convertible Senior Notes due 2026 (the “Securities”) of the Company issued under an Indenture, dated as of November 21, 2006 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months as set forth on the face of the Security.

If this Security is redeemed pursuant to paragraph 5 of this Security, or the Holder elects to require the Company to purchase this Security pursuant to paragraph 6 or 7 of this Security, on a date that is after an Interest Payment Record Date but prior to the corresponding Interest Payment Date, interest and Additional Interest, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date or Fundamental Change Purchase Date shall be paid to the Holder of this Security as of such Interest Payment Record Date. Interest and Additional Interest, if any, accrued and unpaid hereon at the Final Maturity Date also shall be paid to the same Holder to whom the Company pays the principal of this Security.

Interest and Additional Interest, if any, on Securities converted after the close of business on an Interest Payment Record Date but prior to the corresponding Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of the Securities as of the close of business on the Interest Payment Record Date but, upon conversion, the converting Holder must pay the Company an amount equal to the interest that shall be payable on such Interest Payment Date. No such payment need be made with respect to Securities converted after an Interest Payment Record Date and prior to the corresponding Interest Payment Date (1) if the Company has specified a Redemption Date that is after the close of business on an Interest Payment Record Date but on or prior to the corresponding Interest Payment Date, (2) any overdue interest exists at the time of conversion with respect to the Securities being converted, but only to the extent of the amount of such overdue interest, or (3) if the Holder converts after the close of business on the last Interest Payment Record date prior to the Final Maturity Date.

Except as otherwise stated herein, any reference herein to interest accrued or payable as of any date shall include Additional Interest, if any, accrued or payable on such date as provided in the Indenture or the Registration Rights Agreement.

2.	Method of Payment.

Payment of the principal of, and interest on, the Securities shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of interest on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	Paying Agent, Registrar, Conversion Agent.

Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent, subject to the terms of the Indenture.

4.	Indenture.

The Securities are general unsubordinated unsecured obligations of the Company limited to $54,500,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.	Redemption at the Option of the Company.

At any time on and after November 15, 2011, the Securities may be redeemed at the option of the Company at any time or from time to time as described below. Upon any redemption pursuant to Section 3.1 of the Indenture, the Company shall provide the notice required by Section 3.3 of the Indenture (which notice may be revoked at any time prior to the time at which the Company or the Trustee, as the case may be, has given such notice to Securityholders) and shall pay a Redemption Price in Cash equal to 100% of the principal amount of the Securities being redeemed, plus any accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the date fixed for redemption, payable in Cash.

A notice of redemption pursuant to this Section of this Security shall be mailed at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities to be redeemed at the Holder’s address as such address appears in the Register. If Cash sufficient to pay the Redemption Price of all Securities for which notice of redemption is given is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Redemption Date, then, on and after such Redemption Date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their

Holders to the Paying Agent, and the Holders thereof shall have no rights as such other than the right to receive the Redemption Price upon delivery of such Securities to the Paying Agent. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in multiples of $1,000 principal amount.

6.	Purchase by the Company Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for Cash, at the option of any Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in multiples of $1,000 at the Fundamental Change Purchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Purchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased with respect to a Fundamental Change Purchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Fundamental Change Purchase Date then, on and after such Fundamental Change Purchase Date such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no rights as such other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities to the Paying Agent.

7.	Purchase by the Company at the Option of the Holder on Specified Dates

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for Cash, at the option of any Holder, all or any portion of the Securities held by such Holder upon each Purchase Date in multiples of $1,000 at the Put Option Purchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Put Option Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Put Option Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw any Put Option Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash sufficient to pay the Put Option Price of all Securities or portions thereof to be purchased with respect to a Put Option Purchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Put Option Purchase Date then, on and after such Put Option Purchase Date such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no rights as such other than the right to receive the Put Option Purchase Price upon delivery of such Securities to the Paying Agent.

8.	Conversion.

Subject to the terms and conditions of the Indenture, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 principal amount or any integral multiple of $1,000 principal amount in excess thereof) into shares of Common Stock at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Final Maturity Date, at the Conversion Rate then in effect; provided, however, that, if such Security is called for redemption pursuant to paragraph 5, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a default in the payment of the Redemption Price, in which case the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is redeemed in accordance herewith; provided further, that, if a Put Notice with respect to a Security is delivered in accordance with the Indenture, such Security shall not be convertible unless such Put Notice is duly withdrawn in accordance with the Indenture or unless there shall be a default in the payment of the Put Price, in which case the conversion right with respect to such Security shall terminate at 5:00 p.m., New York City time, on the date such default is cured and such Security is purchased in accordance with the Indenture.

The initial Conversion Rate is 206.7183 shares of Common Stock per $1,000 principal amount of Securities, which represents an initial Conversion Price of approximately $4.84 per share of Common Stock. The Conversion Rate is subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion. In lieu thereof, the Company shall deliver Cash in an amount equal to the value of such fraction computed on the basis of the Applicable Stock Price on the Trading Day immediately before the Conversion Date.

To convert a Security, a Holder must (i) if the Security is represented by a Global Security, comply with the Applicable Procedures, or (ii) if the Security is represented by a Certificated Security, (a) deliver to the Conversion Agent a duly signed and completed Conversion Notice set forth below, (b) deliver the Security to the Conversion Agent, (c) deliver to the Conversion Agent appropriate endorsements and transfer documents if required by the Conversion Agent and (d) pay any tax or duty, if required pursuant to the Indenture. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Holder’s right to convert a Security may be limited pursuant to Section 7.10 of the Indenture.

The Company will furnish to any Holder, upon request and without charge, copies of the certificate of incorporation and by-laws of the Company then in effect. Any such request may be addressed to the Company or to the Registrar.

9.	Make-Whole Premium.

Subject to the limitations set forth in the Indenture, if a Fundamental Change occurs prior to November 15, 2011, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities on a Conversion Date that falls within a period that (i) begins at the opening of business on the date (the “Effective Notice Date”) the Fundamental Change Company Notice with respect to such Fundamental Change is mailed in accordance with Section 5.1(b) of the Indenture and (ii) ends at the close of business on the second Trading Day immediately preceding the Fundamental Change Purchase Date corresponding to such Fundamental Change. The Make-Whole Premium with respect to a Fundamental Change shall be paid solely in shares of the Common Stock (other than Cash paid in lieu of fractional shares); provided, however, that if, in connection with such Fundamental Change, all or substantially all of the shares of Common Stock have been converted into or exchanged for Cash, other securities or other property, then such Make-Whole Premium shall be paid in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with such Fundamental Change (other than Cash paid in lieu of fractional interests in any security or pursuant to dissenters’ rights), in accordance with the Indenture. The Make-Whole Premium will be in addition to, and not in substitution for, any Cash, securities or other assets otherwise due to Holders of Securities upon conversion as described in the Indenture.

10.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11.	Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

12.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and, subject to certain exceptions, an existing Default or Event of Default with respect to the Securities and its consequences or compliance with any provision of the Securities or the Indenture may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Subject to the terms of the Indenture, without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder.

14.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities then outstanding plus accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities plus accrued and unpaid interest shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

15.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

16.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

17.	Authentication.

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

19.	Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

20.	Copies of Indenture.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422-0858, Fax no.: (215) 619-7841, Attention: Chief Financial Officer.

21.	Registration Rights.

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of November 21, 2006, between the Company and the Initial Purchasers, including, in certain circumstances, the receipt of Additional Interest upon a registration default (as defined in such agreement).]4

_________________________

4 Section to be included only if the Security is a Restricted Security.

SCHEDULE OF EXCHANGES OF SECURITIES5

The following exchanges, redemptions, purchases or conversions of a part of this Global Security have been made:

DATE OF DECREASE OR INCREASE	AUTHORIZED SIGNATORY OF SECURITIES	DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY	PRINCIPAL AMOUNT OF THIS GLOBAL SECURITY FOLLOWING SUCH DECREASE OR INCREASE

_________________________

5 schedule to be included only if the Security is a Global Security.

ASSIGNMENT FORM6

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

___________________________________________________________________________________

(Insert assignee’s soc. sec. or tax ID no.)

___________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint the agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ______________________

Your Signature: ____________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:	________________________

             Authorized Signatory

_________________________

6 Form and the following Forms to be included only if the Security is a Certificated Security.

FORM OF CONVERSION NOTICE

To convert this Security into shares of Common Stock of the Company and Cash for fractional shares, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):________________________________

If you want the stock certificate made out in another person’s name, fill in the form below:

______________________________________________________________________________________

(Insert assignee’s soc. sec. or tax ID no.)

______________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

The undersigned (the “Applicant”) hereby makes application for the issuance of record to the name of the Applicant of shares of Common Stock. The undersigned certifies that the conversion set forth in this Conversion Notice is not prohibited by the provisions of Section 7.10 of the Indenture and that the undersigned is in compliance with such provisions.

Date: ________________________

Your Signature: ___________________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:	________________________

             Authorized Signatory

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

The Bank of New York, as Trustee

101 Barclay Street, Floor 8W

New York, New York 10286

Attn:	Corporate Trust Division – Corporate Finance Unit
Re:	C&D Technologies, Inc. (the “Company”)
5.50	% Convertible Senior Notes due 2026

This is a Fundamental Change Purchase Notice as defined in Section 5.1(c) of the Indenture, dated as of November 21, 2006 (the “Indenture”), between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 5 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in the Indenture.

Signed: ______________________

FORM OF OPTION PURCHASE NOTICE

The Bank of New York, as Trustee

101 Barclay Street, Floor 8W

New York, New York 10286

Attn: Corporate Trust Division – Corporate Finance Unit

Re:	C&D Technologies, Inc. (the “Company”)
5.50	% Convertible Senior Notes due 2026

This is a Option Purchase Notice as defined in Section 5.2(c) of the Indenture, dated as of November 21, 2006 (the “Indenture”), between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 5 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Option Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Securities and in the Indenture.

Signed: ______________________

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES7

Re:	5.50% Convertible Senior Notes due 2026

(the “Securities”) of C&D Technologies, Inc.

This certificate relates to $ principal amount of Securities owned in (check applicable box):

☐ book-entry or	☐ definitive form by	(the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of November 21, 2006, between C&D Technologies, Inc. and The Bank of New York, as trustee (the “Indenture”), and either the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.
☐	Such Security is being acquired for the Transferor’s own account, without transfer.
☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.
☐

Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) to whom notice has been given that the transfer is being made in reliance on such Rule 144A, in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in

_________________________

7 certificate to be included only if the Security is a Restricted Security.

accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above).

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A.

Date: __________________

Signature(s) of Transferor	_______________________________

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:	_______________________

            Authorized Signatory

IN WITNESS WHEREOF,

[	]
By:	_______________________________
Name:
Title:

Exhibit B

$54,500,000

C&D Technologies, Inc.

5.50% Convertible Senior Notes due 2026

REGISTRATION RIGHTS AGREEMENT

November 21, 2006

To the Purchasers Party to

The Purchase Agreement dated

November 15, 2006 with

C&D Technologies, Inc.

Dear Sirs:

C&D Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the purchasers listed on Schedule I attached hereto (collectively, the “Purchasers”), upon the terms set forth in a purchase agreement dated November 15, 2006 (the “Purchase Agreement”), $54,500,000 aggregate principal amount of its 5.50% Convertible Senior Notes Due 2026 (the “Notes”). The Notes will be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the conversion rate set forth in the Indenture, dated as of the date hereof (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), and the Notes will be issued pursuant to the Indenture. As an inducement to the Purchasers to enter into the Purchase Agreement, the Company agrees with the Purchasers, for the benefit of (i) the Purchasers and (ii) the holders of the Notes and the Common Stock issuable upon conversion of the Notes (collectively, the “Securities”) from time to time until the earlier of (i) such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) or (ii) the expiration of the Shelf Registration Period (as defined below) (each of the foregoing a “Holder” and collectively the “Holders”), as follows:

1.	Shelf Registration.

(a)          The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than ninety (90) days after the original issuance of the Notes (such original issuance date, the “Closing Date”)) file with the Securities and Exchange Commission (the “Commission”), and thereafter use its commercially reasonable efforts to cause to be declared effective, no later than one hundred eighty (180) days after the Closing Date, a registration statement (the “Shelf Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale of the Transfer

Restricted Securities (as defined in Section 5(d) hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than a Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)          The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the Closing Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) may be sold pursuant to Rule 144(k) under the Securities Act, or any successor rule thereof, or otherwise transferred in a manner that results in (A) the Securities not being subject to transfer restrictions under the Securities Act and (B) the absence of a need for a restrictive legend regarding registration under the Securities Act (assuming for purpose of this Section 1(b)(ii) that the Holders thereof are not affiliates of the Company) or (iii) cease to be outstanding (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 2(b)(v) and 2(b)(vi) below, and the Company thereafter complies with the requirements of Section 2(h).

(c)          Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading other than any such statement that may be made or omitted in reasonable reliance upon and in conformity with written information furnished by a Holder specifically for inclusion therein.

(d)          Each Holder of Transfer Restricted Securities (as defined in Section 5(d) hereof) agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 1(d) and Section 2(h). Each Holder of Transfer Restricted Securities wishing to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement and related Prospectus and to be listed as a selling securityholder in the Shelf Registration Statement and related Prospectus at the time the Shelf Registration Statement is declared effective (the “Effective Time”) agrees to deliver a written notice, substantially in the form of Annex A attached hereto (such a notice, when completed, duly executed and so delivered, a “Notice and Questionnaire”) to the Company at least one (1) Business Day (a “Business Day” meaning each day that is not a Saturday, Sunday or legal holiday) prior to the filing of the Shelf Registration Statement or any amendment thereto (each Holder delivering the Notice and Questionnaire, a “Notice Holder”). From and after the date the Shelf Registration Statement is declared effective, each Holder wishing to sell Securities pursuant to the Shelf Registration Statement and related Prospectus that has not previously delivered a Notice and Questionnaire to the Company in accordance with the foregoing provisons of this Section 1(d) agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. The Company shall, as promptly as reasonably practicable after the later of the date of receipt of a Notice and Questionnaire or the expiration of any Suspension Period (as defined in Section 2(b) hereof) in effect when the Notice and Questionnaire is delivered (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 1(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1(d)(i).

2.            Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a)          The Company shall (i) give notice to the Holders in the manner as set forth in the Indenture (A) of its intention to file a Shelf Registration Statement (the “Filing Notice”) and (B) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; and (ii) include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders. The Filing Notice will seek, among other things, a determination from each such Holder as to whether such Holder elects to have its Notes and the Common Stock issuable on conversion thereof registered for sale pursuant to the Shelf Registration Statement.

(b)          The Company shall give written notice (a “Deferral Notice”) to the Holders (which notice pursuant to clauses (ii)-(vi) hereof (each a “Material Event”) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) of any of the following:

(i)           when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii)          any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information, or it shall become necessary to amend such Shelf Registration Statement or supplement the related prospectus to comply with the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the respective rules thereunder;

(iii)        the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv)         the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)          the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus neither contains an untrue statement of a material fact nor omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

(vi)         the occurrence or existence of any pending corporate development or other similar event with respect to the Company or a public filing with the Commission that, in the reasonable discretion of the Company, makes it appropriate to defer the filing of the Shelf Registration Statement or suspend the availability of a Shelf Registration Statement and the related Prospectus.

The Company shall be entitled to exercise its right under this Section 2(b) to defer the filing of or suspend the availability of the Shelf Registration Statement and any Prospectus upon the occurrence of any event contemplated by clauses (ii) through (vi) above, without incurring or accruing any obligation to pay Additional Interest pursuant to Section 5, for one or more periods not to exceed an aggregate of 30 days in any 3-month period or an aggregate of 60 days in any 12-month period (such period during which the availability of the Registration Statement and any Prospectus is suspended being a “Suspension Period”).

(c)          The Company shall use its commercially reasonable efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d)          The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration Statement, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference); provided that the Company shall have no obligation to furnish to any such Holder any document that is available on the Commission’s EDGAR system.

(e)          The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the Notice Holders in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f)           Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall use its commercially reasonable efforts to register or qualify or cooperate with the Notice Holders included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Notice Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g)          Subject to the terms of the Indenture, the Company shall cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

(h)          Upon the occurrence of any Material Event during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document that would be incorporated by reference into such shelf Registration Statement and Prospectus so that, as thereafter delivered to Holders or purchasers of the Securities, the Shelf Registration Statement, the Prospectus and documents incorporated therein will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company provides a Deferral Notice to the Holders to suspend the use of the Prospectus, Holders shall suspend use of such Prospectus, and the two-year period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders shall have been advised by the Company that the Prospectus may be used or have received such amended or supplemented prospectus pursuant to this Section 2(h).

(i)           Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes and the Common Stock registered under the Shelf Registration Statement, and, subject to the terms of the Indenture, provide the Trustee with printed certificates for such Notes, in a form eligible for deposit with The Depository Trust Company.

(j)           The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k)          The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(l)           The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company all such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees, by acquisition of the Securities, to be bound by and to comply in all respects with its obligations as a Holder under this Agreement and that no Holder of Securities shall be entitled to have the Securities held by it covered by the Shelf Registration Statement or to sell any of such Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required in accordance with Section 1(d) (including all information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to comments of the Commission or as the Company may reasonably request.

(m)         The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

(n)          The Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by one counsel designated by and on behalf of the Holders as described in Section 3 hereof.

(o)          The Company, if requested by any Notice Holder covered by the Shelf Registration Statement, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Notice Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Securities; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of the Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and a separate letter to such counsel’s knowledge as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be regarding the absence from the Shelf Registration Statement and the Prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities (including a certificate as to the absence of material legal or governmental proceedings involving the Company and its subsidiaries, to the knowledge of the officer executing such certificate) and (iii) its independent registered public accounting firm and the independent registered public accounting firm with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the Notice Holders and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(p)          In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720)

to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules

(q)          The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement contemplated hereby.

3.	Registration Expenses.

(a)          All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation, (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (iii) all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of any independent registered public accounting firm referred to in Section 2(o) (including the expenses of any special audit and comfort letters required by or incident to such performance). The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b)          In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Notice Holders of Securities covered by the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, designated by the Notice Holders of a majority in aggregate principal amount of the Securities covered by the Shelf Registration Statement (provided that Notice Holders of Common Stock issued upon the conversion of the Notes shall be deemed to be Notice Holders of the aggregate principal amount of Notes from which such Common Stock was converted) to act as counsel for the Notice Holders in connection therewith.

4.	Indemnification.

(a)          The Company agrees to indemnify and hold harmless each Notice Holder and each person, if any, who controls such Notice Holder within the meaning of the Securities Act or the Exchange Act (each Notice Holder and such controlling persons are referred to collectively as the “Notice Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the

Securities) to which each Notice Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein or in any amendment or supplement thereto or in any preliminary prospectus or any issuer free-writing prospectus (as defined in Rule 433 under the Securities Act) (a “FWP”), in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, which issuer information is required to be, or is, filed with the Commission, or any Prospectus together with any combination of one or more FWPs, if any, related to any such registration or in any filing prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such filing) in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Notice Holder Indemnified Parties for any legal or other expenses reasonably incurred by the Notice Holder Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or FWP or in any issuer information relating to the Shelf Registration (i) in reliance upon and in conformity with written information pertaining to such Notice Holder and furnished to the Company by or on behalf of such Notice Holder specifically for inclusion therein or (ii) so made in the Prospectus used by such Notice Holder after such time as the Company has advised such Notice Holder of such untrue statement or omission or alleged untrue statement or omission and that the filing of a post-effective amendment or supplement thereto was required until such time as such post-effective amendment or supplement is so filed; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Notice Holder Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Notice Holders of the Securities if requested by such Notice Holders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Notice Holder Indemnified Party and shall survive the transfer of securities by such Holder or underwriter and any termination of this Agreement.

(b)          Each Notice Holder, severally and not jointly, will, if the securities held by it are included in Shelf Registration Statement, indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) (A) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration

Statement or in any amendment thereto or (B) the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or (ii) (A) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or (B) the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Notice Holder and furnished to the Company by or on behalf of such Notice Holder specifically for inclusion therein; and, subject to the limitations set forth immediately preceding this clause and Section 4(c) hereof, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the aggregate amount which any such Notice Holder shall be required to pay pursuant to this Section 4 shall in no event be greater than the amount of the net proceeds received by such Notice Holder upon the sale of the Securities pursuant to the Shelf Registration Statement or Prospectus giving rise to such claims less all amounts previously paid by such Notice Holder with respect to any such claims. This indemnity agreement will be in addition to any liability which such Notice Holder may otherwise have to the Company Indemnified Party. Such indemnity shall survive the transfer of securities by such Notice Holder and any termination of this Agreement.

(c)          Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, claim or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially and actually prejudiced by such failure; provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above (it being understood that this sentence is not intended to modify or alter in any way the rights of the indemnified party or the obligations of the indemnifying party with respect to such other liability). In case any such action, claim or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any reasonably necessary local counsel) for all indemnified parties, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Notice Holder Indemnified Parties shall be designated in writing by the Notice Holder Indemnified Parties and any such separate firm for the Company Indemnified Parties shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement effected without its written consent unless (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of written notice of the proposed settlement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for any fees and expenses for which the indemnified party is entitled to and has requested indemnification hereunder prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (iii) does not provide for any action on the part of any indemnified party other than the payment of money damages which are to be paid in full by the indemnifying party.

(d)          If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements, omissions or actions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Notice Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or action. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any proceeding, action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Notice Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Notice Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Notice Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)          The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

5.	Additional Interest Under Certain Circumstances.

(a)          The Company shall pay additional interest (the “Additional Interest”) to the holders of Transfer Restricted Securities as follows if any of the following events occur (each such event in clauses (i) through (iii) below a “Registration Default”):

(i)           the Shelf Registration Statement has not been filed with the Commission by the ninetieth (90th) day after the Closing Date;

(ii)          the Shelf Registration Statement has not been declared effective by the Commission by the one hundred and eightieth (180th) day after the Closing Date; or

(iii)        the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified herein because (1) any event occurs as a result of which the Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder or (3) such Shelf Registration Statement has expired before a replacement Shelf Registration Statement has become effective.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

The Company shall pay Additional Interest to the Holders of the Notes that are Transfer Restricted Securities over and above the interest set forth in the title of the Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured; provided, that in no event shall the Company be obligated to pay Additional Interest following the expiration of the Shelf Registration Period; and provided further, however, that no such Additional Interest shall accrue for or during any Suspension Period. Additional Interest will accrue at a rate of (a) 0.25% (one quarter of one percent) of the principal amount of such Notes per annum to and including the 90th day following the occurrence of such Registration Default and (b) 0.50% (one half of one percent) of the principal amount of such Notes per annum from and after the 91st day following such Registration Default (such interest rates pursuant to clauses (a) and (b), the “Additional

Interest Rate”) No additional interest will accrue on any shares of Common Stock into which Notes have been converted.

(b)          A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Notice Holders to use the related Prospectus or (y) other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and related Prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured but in no event shall Additional Interest accrue for or during any Suspension Period.

(c)          Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash semiannually in arrears on November 15 and May 15 (each, an “Interest Payment Date”) to Holders of record of the applicable Notes on the preceding November 1 and May 1. The amount of Additional Interest will be determined by multiplying the Additional Interest Rate by the principal amount of the applicable Notes, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30-day months), and the denominator of which is 360. If a Holder converts its Notes, all Additional Interest, if any, that has accrued since the Interest Payment Date last preceding the date of conversion will be deemed to be paid in full upon such conversion, and no separate payment will be made by the Company upon conversion on account of such Additional Interest.

(d)          “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or assuming for this purpose that the Holder thereof is not an affiliate of the Company, is saleable pursuant to Rule 144(k) under the Securities Act.

6.            Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

7.            Underwritten Registrations.  If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering (provided that Holders of Common Stock issued upon conversion of the Notes shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted).

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8.	Miscellaneous.

(a)          Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)          Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that Holders of Common Stock issued upon conversion of Notes shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted). Without the consent of the Holder of the Notes, however, no modification may change the provisions relating to the payment of Additional Interest.

(c)          Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)          if to a Holder that is not a Notice Holder, at the most current address given by such Holder to the Company.

(2)          if to a Notice Holder, at the most current address given by such Notice Holder to the Company in a Notice and Questionnaire or any amendment thereto.

(3)	if to the Company, at its address as follows:

C&D Technologies, Inc.

1400 Union Meeting Road

Blue Bell, PA 19422-0858

Fax No.: (215) 619-7816

Attention: General Counsel

with a copy to:

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103-4196

Fax No.: (215) 979-1020

Attention: Thomas G. Spencer, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(d)          No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(e)          Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

(f)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)          Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. By the execution and delivery of this Agreement, the parties hereto submit to the nonexclusive jurisdiction of any federal or state court in the State of New York.

(i)           Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

(j)           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)          Securities Held by the Company.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)           Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Purchasers and the Company in accordance with its terms.

Very truly yours,

C&D TECHNOLOGIES, INC.

By:	____________________________ Name: Title:

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

PURCHASER

Name:	___________________________________
(Please Print)

By:	_____________________________

Name:________________________

Title:_________________________

DM3\402653.6

Schedule I

Purchasers

[Name]

[Address]

ANNEX A

C&D TECHNOLOGIES, INC.

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of 5.50% Convertible Senior Notes due 2026 (the “Notes”) of C&D Technologies, Inc. (the “Company”) and/or common stock, $0.01 par value per share, issued or issuable upon conversion of the Notes (the “Registrable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the registration rights agreement, dated as of November 21, 2006 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial holder of Registrable Securities, including beneficial holders of Notes convertible into Registrable Securities (each a “beneficial owner”), is entitled to the benefits of the Registration Rights Agreement. In order to sell, or otherwise dispose of, any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and, therefore, will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are required to complete and deliver this Notice and Questionnaire at least one business day prior to the filing of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. The Company has agreed to pay additional amounts pursuant to the Registration Rights Agreement under certain circumstances set forth therein.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and

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returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company's directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned that are made in the Company's Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

If the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 below after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

QUESTIONNAIRE

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact the General Counsel of the Company at telephone number: (215) 619-2700.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.	Your Identity and Background as the Beneficial Owner of the Registrable Securities.
(a)	Your full legal name:

________________________________________________________________

(b)	Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address:_______________________________________________________________

______________________________________________________________________

Telephone No.:__________________________________________________________

Fax No.:________________________________________________________________

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(c)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

(d)	If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer includes any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(e)	Full legal name of person through which you hold the Registrable Securities (i.e., name of your broker or the DTC participant, if applicable, through which your Registrable Securities are held):

Name of Broker:____________________________________________________

DTC No.:__________________________________________________________

Contact person:_____________________________________________________

Telephone No.:_____________________________________________________

2.	Your Relationship with the Company.
(a)

Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐ Yes.

☐ No.

(b)	If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:

_________________________________________________________________

_________________________________________________________________

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3.	Your Interest in the Registrable Securities.
(a)	State the type and amount of Registrable Securities beneficially owned by you:

_________________________________________________________________

State the CUSIP No(s). of such Registrable Securities beneficially owned by you:

_________________________________________________________________

(b)	Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of the Company?

☐ Yes.

☐ No.

(c)	If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of the Company beneficially owned by you:

Type:____________________________________________________________

Aggregate amount:__________________________________________________

CUSIP No.:________________________________________________________

(d)	Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐ Yes.

☐ No.

(e)	At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, direct or indirect, with any person to distribute the securities?

☐ Yes.

☐ No.

(f)	If your response to Item 3(e) above is yes, please describe such agreements or understandings:

_________________________________________________________________

_________________________________________________________________

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4.	Nature of your Beneficial Ownership.
(a)	Check if the beneficial owner set forth in your response to Item 1(a) is any of the below:
(i)	A reporting company under the Exchange Act. ☐
(ii)	A majority-owned subsidiary of a reporting company under the Exchange Act. ☐
(iii)	A registered investment fund under the 1940 Act. ☐
(b)	If the beneficial owner of the Registrable Securities set forth in your response to Item I (a) above is a limited partnership, state the names of the general partner(s) of such limited partnership:

_________________________________________________________________

_________________________________________________________________

(i)

With respect to each general partner listed in Item 4(b) above who is not a natural person and is not publicly-held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

___________________________________________________________

___________________________________________________________

(c)

Name your controlling shareholder(s) (the “Controlling Entity”). If the Controlling Entity is not a natural person and is not a publicly-held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

(i)	(A) Full legal name of Controlling Entity(ies) or natural person(s) who has/have sole or shared voting or dispositive power over the Registrable Securities:

_________________________________________________________________

_________________________________________________________________

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(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:____________________________________________________

___________________________________________________________

Telephone No.:_______________________________________________

___________________________________________________________

Fax No.:____________________________________________________

___________________________________________________________

(C) Name of shareholders:

___________________________________________________________

(ii)	(A) Full legal name of Controlling Entity(ies):

___________________________________________________________

(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:____________________________________________________

___________________________________________________________

___________________________________________________________

Telephone No.:_______________________________________________

___________________________________________________________

___________________________________________________________

Fax No.:____________________________________________________

___________________________________________________________

___________________________________________________________

(iii)	Name of shareholders:

___________________________________________________________

___________________________________________________________

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5.	Plan of Distribution.

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents' commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Registrable Securities from time to time pursuant to the prospectus. The Selling Securityholder also may transfer and donate the Registrable Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholder for purposes of the prospectus.

State any exceptions here:

______________________________________________________________________________

______________________________________________________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The undersigned beneficial owner and selling securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the undersigned beneficial owner and selling securityholder against certain liabilities.

In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.

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All notices to the beneficial owner hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

By signing below, the undersigned acknowledges that it is the beneficial owner of the Registrable Securities set forth herein, represents that the information provided herein is accurate, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned beneficial owner. This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York, without giving effect to rules governing the conflict of laws.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

NAME OF BENEFICIAL OWNER:

________________________________________

(Please Print)

Signature:________________________________

Date:____________________________________

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND

QUESTIONNAIRE TO C&D TECHNOLOGIES, INC. AS FOLLOWS:

C&D Technologies, Inc.

1400 Union Meeting Road

Blue Bell, PA 19422-0858

Attention: General Counsel

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Exhibit C

Form of Opinion of General Counsel

(i)           The Company has been duly incorporated under the laws of the jurisdiction of its incorporation;

(ii)          Each subsidiary of the Company has been duly incorporated or organized under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Exchange Act Reports; and

(iii)        All of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and, except as set forth on the Disclosure Schedule, the capital stock or other equity interests of each subsidiary owned by the Company, directly or indirectly through subsidiaries, is owned free from liens, encumbrances and defects.

Exhibit D

Form of Lock-Up Agreement

C&D Technologies, Inc.

C&D Technologies, Inc.

1400 Union Meeting Road

Blue Bell, Pennsylvania 19422

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Purchase Agreement (the “Purchase Agreement”) entered into by C&D Technologies, Inc., a Delaware corporation (the “Company”), and the purchasers named in Schedule A thereto (the “Purchasers”), with respect to the private placement (the “Private Placement”) of the Company’s 5.50% Convertible Senior Notes due 2026 (the “Offered Securities”). Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

In order to induce the Purchasers to enter into the Purchase Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the Closing Date relating to the Private Placement, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any common stock of the Company (“Common Stock”) or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement or (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement under the Registration Rights Agreement. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representative, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

The undersigned acknowledges that the Purchasers are relying upon the undersigned’s covenants under this Agreement in agreeing to enter into the Purchase Agreement, and each Purchaser is an intended third party beneficiary of this Agreement.

Yours very truly,

Name:________________________________

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DISCLOSURE SCHEDULE TO THE

PURCHASE AGREEMENT

by and between

C&D TECHNOLOGIES, INC.

and

PURCHASERS

Dated as of November 15, 2006

This Disclosure Schedule has been prepared in connection with the Purchase Agreement made and entered into on November 15, 2006 by and between C&D Technologies, Inc., a Delaware corporation, (the “Company”)and several purchasers named in Schedule A to the Purchase Agreement (the “Purchasers”), and constitutes the Schedules referred to in the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Purchase Agreement.

The representations and warranties of the Company in Article 2 of the Purchase Agreement are made subject to the exceptions and qualifications set forth herein. The Schedules are qualified in their entirety by reference to specific provisions of the Purchase Agreement, and are not intended to constitute, and shall not be construed as constituting, separate representations or warranties of the Company.

The section numbers used herein refer to the Sections in the Purchase Agreement. Headings and subheadings have been inserted herein for convenience of reference only and shall not have the effect of amending or changing the express description hereof as set forth in the Purchase Agreement.

The inclusion of any information (including dollar amounts) in any section of this Disclosure Schedule shall not be deemed to be an admission or acknowledgment by the Company that such information is required to be listed in such section or is material to or outside the ordinary course of the business of the Company, nor shall such information be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information). In addition, matters reflected in this Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The information contained in this Disclosure Schedule is disclosed solely for purposes of the Purchase Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of applicable Law or breach of contract).

The information provided in this Disclosure Schedule is being provided solely for the purpose of making the disclosures to Purchasers under the Purchase Agreement. The Company does not assume any responsibility to any person that is not a party to the Purchase Agreement for the accuracy of any information herein. The information was not prepared or disclosed with a view to its potential disclosure to others. Subject to applicable law, this information is disclosed in confidence for the purposes contemplated in the Purchase Agreement and is subject to the confidentiality provisions of any other agreements entered into by the parties. In disclosing this information, the Company expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

Schedules to Article 2 Representations and Warranties of the Company

Schedule 2(e) –

C&D Technologies (CPS) LLC was delinquent in filing of annual reports for fiscal years 2005 and 2006, which have now been filed. Confirmation of status will be obtained prior to closing.

Schedule 2(f) – See Schedule 2(e); also stock pledged under bank loan agreements:

STOCK PLEDGED

Issuer	Percentage of Interest Pledged	Pledgor
C&D Charter Holdings, Inc.	100%	C&D Technologies, Inc.
C&D International Investment Holdings Inc.	100%	C&D Technologies, Inc.
C&D Dynamo Corp.	100%	C&D Technologies, Inc.
Datel Holding Corporation	100%	C&D Technologies, Inc.
Dynamo Acquisition Corp.	100%	C&D Technologies, Inc.
Charter Power F.S. Ltd.	65%	C&D Technologies, Inc.
C&D Technologies (Power Electronics), Ltd.	65%	C&D Technologies, Inc.
C&D Technologies (HK) Ltd.	65%	C&D Technologies, Inc.
C&D Technologies (Italia), S.r.l.	65%	C&D Technologies, Inc.
Shanghai C&D Battery Company, Ltd.	65%	C&D Technologies, Inc.
C&D Technologies KK	65%	C&D Technologies (Datel), Inc.
C&D Technologies (Datel) GmbH	65%	C&D Technologies (Datel), Inc.
C&D Technologies (Datel) SARL	65%	C&D Technologies (Datel), Inc.
Datel (UK) Ltd.	65%	C&D Technologies (Datel), Inc.

Datel Electronic Technology (Shanghai) Co. Ltd.	65%	C&D Technologies (Datel), Inc.
C&D Power Systems (Canada) ULC	65%	C&D Dynamo Corp.
C&D Holdings Limited	65%	C&D International Investment Holdings Inc.
C&D Technologies (Datel), Inc.	100%	Datel Holding Corporation
C&D Technologies (CPS) LLC	100%	C&D Technologies, Inc.
C&D Technologies de Mexico, S.A., de C.V.	65%	C&D Technologies, Inc.
C&D Technologies Reynosa, S. de R.L. de C.V.	65%	C&D Technologies, Inc.

Schedule 2(g) –

The Company’s total capitalization as of October 31, 2006 is set forth below and is subject to daily fluctuations in the normal course of business.

C&D Technologies, Inc.

Capitalization (unaudited)

10/31/2006

	$m
Cash	13.7
ABL Revolver	25.6	(As 11/15/06 ABL balance is $34.3 million)
Term Loan	50.0
11/05 Convertible	75.0
Other Debt	5.5
Total Debt	156.1
Stockholder’s Equity	112.3
Total Capitalization	268.4

Schedule 2(l) –

The supplemental listing application has been filed with the NYSE and will be approved prior to closing.

Schedule 2(z) –

As reported in Note 13, “Employee Benefit Plans”, of the 2006 Form 10-K Notes to the Consolidated Financial Statements, the accumulated benefit obligation exceeded the plan assets for C&D’s four domestic pension plans that are subject to the funding rules of Section 412 of the

Code or Section 302 of ERISA. The Current Liability Funded Percentage, as defined by Section 412 of the Code, for the four domestic pension plans is as follows:

1)	C&D Technologies, Inc. Pension Plan for Salaried Employees = 97.3%
2)	Pension Plan for Hourly Employees of C&D Technologies, Inc. = 95.1%
3)	Pension Plan for Hourly Employees of C&D Technologies, Inc., of Attica Indiana = 89.6%

4)     Pension Plan for Bargaining Unit Employees of the Dynasty Division of C&D Technologies, Inc. = 65.4%

Note: Current Liability Funding levels were prepared by the Company’s actuary for the 2006 Plan Year and reported to the Company in August 2006. Levels are subject to change during the normal course of the administration of the domestic pension plans.

Schedule 2(oo) – As of 11/15/2006;

Outstanding stock options: 2,842,623 shares at weighted average exercise per share of approximately $15.73.

Outstanding 5.25% Convertible Notes: approximately 8,854,785 shares issuable upon conversion at current conversion price of approximately $8.47 per share.

Total outstanding shares, assuming full exercise of outstanding stock options and the full exercise of the 5.25% Convertible Notes: approximately 37,344,850 shares.

See also, Note 7, “Shareholder’s Equity”, of the January 31, 2006 Form 10-K Notes to the Consolidated Financial Statements regarding the Rights Agreement. The “total outstanding shares” stated above does not include any shares that may be issued in the future under the Rights Agreement.

Schedule 2(qq) – Registration Rights Agreement dated November 21, 2005 with respect to the 5.25% Convertible Notes.

C&D TECHNOLOGIES, INC.

November 15, 2006	By:
——————————————— James D. Dee, Vice President
and General Counsel